SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Zoetis Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF
ANNUAL MEETING
AND
PROXY STATEMENT

2014 ANNUAL MEETING

100 Campus Drive Florham Park, NJ 07932

NOTICE OF 2014 ANNUAL MEETING
OF SHAREHOLDERS

MAY 13, 2014 AT 10:00 A.M.
HILTON SHORT HILLS
41 JOHN F. KENNEDY PARKWAY
SHORT HILLS, NEW JERSEY 07078

ITEMS OF BUSINESS

To consider and vote upon the following matters:

1.	Election of the three director nominees named in the attached proxy statement to hold office as Class I Directors until the 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	An advisory vote to approve the company’s executive compensation;

3.	An advisory vote on the frequency of advisory votes on executive compensation;

4.	Approval of the company’s 2013 Equity and Incentive Plan;

5.	Ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

Close of business on March 19, 2014.

Only shareholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING

  By mail
  By telephone
  By Internet

It is important that your shares be represented and voted at the Annual Meeting.

Heidi C. Chen
Executive Vice President,
General Counsel and Corporate Secretary
April 3, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2014

Zoetis Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013 are available online at www.edocumentview.com/ZTS.

TABLE OF CONTENTS

PROXY SUMMARY	1
2013 Performance Highlights	1
Executive Compensation Highlights	1
Annual Meeting	3
Meeting Agenda Items	4

INFORMATION ABOUT THE ANNUAL MEETING
AND VOTING	6
Annual Meeting Information	6
How to View Proxy Materials Online	6
How to Vote	7
Revocation of Proxies	7
Voting at the Meeting	7
Items to be Voted On and Board Recommendation	8
Quorum and Required Vote	8
Effect of Not Casting Your Vote	9
Cost of Proxy Solicitation	9
Availability of Voting Results	9

CORPORATE GOVERNANCE AT ZOETIS	10
Introduction	10
Key Corporate Governance Features	10
Corporate Governance Principles and Practices	11
Compensation of Directors	15

EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Report of the Compensation Committee	30
Executive Compensation Tables	30
Equity Compensation Plans	41
ITEM 1 — ELECTION OF DIRECTORS	42
Information about Directors	42
Executive Officers	48

ITEM 2 — ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION (SAY ON PAY)	50

ITEM 3 — ADVISORY VOTE ON THE
FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION	51

ITEM 4 — APPROVAL OF 2013 EQUITY AND
INCENTIVE PLAN	52
Key Terms of the Plan	52
Description of the Equity Plan	53
Awards Granted under the Plan	57
Federal Income Tax Information	57
Other Information	58

ITEM 5 — RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	59
KPMG Fees and Services	59
Policy on Pre-Approval of Audit Firm Services	60
Report of the Audit Committee	61

OWNERSHIP OF OUR COMMON STOCK	62
Section 16(a) Beneficial Ownership
Reporting Compliance	63

TRANSACTIONS WITH RELATED PERSONS	64
Policy Concerning Related Person Transactions	64
Related Person Transactions	64
Transactions between Zoetis and Pfizer	64

INFORMATION ABOUT 2015
ANNUAL MEETING	75

TEXT OF ZOETIS INC. 2013 EQUITY AND
INCENTIVE PLAN	A-1

ZOETIS 2014 PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete Proxy Statement and 2013 Annual Report before you vote.

2013 PERFORMANCE HIGHLIGHTS

2013 was a year of tremendous change for our company. At the start of the year, we were a wholly-owned subsidiary of Pfizer Inc. (Pfizer). In February, we began the process of separating from Pfizer with an initial public offering (IPO) of approximately 19.8% of our total shares outstanding. In late June, Pfizer disposed of its remaining ownership interest in our stock, completing our transition to an independent public company with a market capitalization of over $15 billion.

Our leadership team has worked hard over the course of 2013 to build on the commercial performance, innovative R&D and reliable supply chain that have been critical to our success, while simultaneously developing the infrastructure required to function effectively as a stand-alone entity. Listed below are some highlights of our 2013 operating performance:

  Revenues. During 2013, total revenue grew 5% to $4.561 billion, representing an operational increase of 7%, excluding the impact of foreign exchange. We saw revenue growth across all four of our regional operating segments, in both companion animal and livestock products.

  Adjusted Net Income. Reported net income for 2013 was $504 million, a 16% increase over 2012. Our adjusted net income1 for 2013 was $709 million, reflecting an increase of 32% over 2012.

  Earnings per share (EPS). Reported diluted EPS for 2013 was $1.01 per share, an increase of 16% over 2012. Adjusted diluted EPS1, which excludes purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with becoming a stand-alone public company, was $1.42 per share, an increase of 31% over 2012.

  Dividends. In March of 2013, our Board of Directors declared a quarterly common stock dividend of $0.065 per share, for a total dividend of $0.195 per share paid in 2013. In December of 2013, our Board of Directors increased the quarterly dividend to $0.072 per share.

EXECUTIVE COMPENSATION HIGHLIGHTS

Our financial results for 2013 led to above-target payouts under our Annual Incentive Plan (AIP). Our revenue of $4.628 billion exceeded our target of $4.550 billion and our adjusted net income of $745 million exceeded our target of $726 million. As a result of this strong performance, and recognizing the significant work done to effectively separate from Pfizer and stand up the company while achieving these results, payments under our AIP were 115% of target. The revenue and adjusted net income target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impact of foreign exchange during 2013, and are, therefore, different from our reported revenue and adjusted net income results of $4.561 billion and $709 million, respectively.

[1]	Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. Our 2013 Annual Report on Form 10-K, filed with the SEC on March 26, 2014, contains a reconciliation of these non-GAAP financial measures to reported results for 2013.

ZOETIS 2014 PROXY STATEMENT   1

PROXY SUMMARY

The threshold, target, and maximum performance levels for AIP pool funding, as well as the actual results for 2013, are shown in the table below.

2013 Annual Incentive Plan - Threshold, Target, and Maximum Performance Levels

In February, at the time of our IPO, we made long-term incentive grants to certain Zoetis employees, including our NEOs and other members of our executive team, consisting of 50% stock options and 50% restricted stock units. These awards are subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant.

In August, after our separation from Pfizer was complete, we granted our named executive officers (NEOs) and other members of our executive team additional restricted stock units to replace unvested Pfizer long-term incentive awards that were forfeited upon the separation. These replacement grants will vest in installments through 2016, reflecting the vesting schedule of the forfeited Pfizer long-term incentive awards. All other Zoetis employees who forfeited Pfizer long-term incentive awards received a cash payment from Zoetis to recognize the forfeiture.

For 2013, 85% of our CEO’s target total direct compensation is variable – either performance-based or directly tied to the price of our common stock – and 68% of his target total direct compensation consists of long-term equity awards. For our NEOs, an average of 70% of their target total direct compensation is variable.

During 2013 we established several important corporate governance policies, including:

  stock ownership guidelines for executives and directors;

  an anti-hedging policy;

  a “double-trigger” requirement for payment of severance and vesting of long-term incentives in the event of a change in control; and

  a claw-back policy which permits our Compensation Committee to recover amounts paid to employees, including our NEOs, under cash or equity-based incentive programs, where payments were based on the achievement of financial results that are subsequently restated.

Compensation decisions made during the period from January 2013 until our separation from Pfizer in June 2013 were made by a Compensation Committee consisting of one independent director and three directors who were executives of Pfizer. After the separation, the Compensation Committee was comprised entirely of independent directors.

2   ZOETIS 2014 PROXY STATEMENT

PROXY SUMMARY

ANNUAL MEETING

Time and Date	Tuesday, May 13, 2014 at 10:00 a.m. EDT
Place	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078
Record Date	Close of business on March 19, 2014
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission	We do not require tickets for admission to the meeting, but do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

ZOETIS 2014 PROXY STATEMENT   3

PROXY SUMMARY

MEETING AGENDA ITEMS

ITEM 1—ELECTION OF DIRECTORS

You are being asked to elect 3 directors to hold office until the 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified: Gregory Norden, Louise M. Parent and Robert W. Scully.

All directors attended each of the meetings of the Board and Board committees on which they served in 2013.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Directors whose terms expire at the 2014 Annual Meeting and who are nominees for terms expiring at the 2017 Annual Meeting:

					Board Committees
		Director					Corp
Name	Age	Since	Occupation and Experience	Independent	Audit	Comp	Gov
Gregory Norden	56	2013	Managing Director, G9 Capital Group LLC	Yes
Louise M. Parent	63	2013	Former EVP and General Counsel, American Express Company	Yes
Robert W. Scully	64	2013	Former member of Office of Chairman, Morgan Stanley	Yes

Directors whose terms expire at the 2015 Annual Meeting:

					Board Committees
		Director					Corp
Name	Age	Since	Occupation and Experience	Independent	Audit	Comp	Gov
Sanjay Khosla	62	2013	Former EVP, Mondelẽz International	Yes
William C. Steere, Jr.	77	2013	Former Chairman Emeritus and CEO, Pfizer Inc.	Yes
Willie M. Reed	59	2014	Dean of the College of Veterinary Medicine, Purdue University	Yes

Directors whose terms expire at the 2016 Annual Meeting:

					Board Committees
		Director					Corp
Name	Age	Since	Occupation and Experience	Independent	Audit	Comp	Gov
Juan Ramón Alaix	62	2012	CEO, Zoetis Inc.	No
Frank A. D’Amelio	56	2012	EVP of Business Operations and CFO, Pfizer Inc.	No
Michael B. McCallister (Board Chair)	61	2013	Former Chairman of the Board and CEO, Humana Inc.	Yes
Chair	Member

ITEM 1 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE DIRECTOR NOMINEES.

4   ZOETIS 2014 PROXY STATEMENT

PROXY SUMMARY

ITEM 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION (SAY ON PAY)

We are asking shareholders to approve, on an advisory basis, our executive officer compensation program as described in this proxy statement. We believe that our program is well designed, that it appropriately aligns executive pay with company performance, and that it incentivizes desirable executive performance.

ITEM 2 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

ITEM 3—ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are asking shareholders to vote, on an advisory basis, on whether we should hold an advisory “say on pay” vote every one, two, or three years. We believe that an annual advisory vote is the best approach for our company because it would allow our shareholders to provide timely, direct input on our executive compensation policies and practices.

ITEM 3 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

ITEM 4—APPROVAL OF OUR 2013 EQUITY AND INCENTIVE PLAN

We are asking shareholders to approve our 2013 Equity and Incentive Plan. We adopted the Plan while we were wholly owned by Pfizer and are seeking approval of the Plan because such approval is one of the requirements which must be satisfied in order for awards under the Plan to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code and thus be tax deductible by us. The Plan authorizes 25 million shares and a variety of cash and equity awards. The key terms of the Plan are summarized on page 52.

ITEM 4 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR 2013 EQUITY AND INCENTIVE PLAN.

ITEM 5—RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR AUDITORS FOR 2014

We are asking shareholders to ratify our Audit Committee’s appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for 2014. KPMG was our auditor in 2013.

The fees paid to KPMG are detailed on page 59.

One or more representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

ITEM 5 RECOMMENDATION: OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

ZOETIS 2014 PROXY STATEMENT   5

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Zoetis Inc. for the 2014 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. We mailed our notice of Internet availability of the proxy materials on or about April 3, 2014 and filed our proxy materials on April 3, 2014.

ANNUAL MEETING INFORMATION

We are holding our 2014 Annual Meeting of Shareholders (the Annual Meeting) at 10:00 a.m. Eastern Time on Tuesday, May 13, 2014, at the Hilton Short Hills in Short Hills, New Jersey, and we invite you to attend in person.

We do not require tickets for admission to the meeting, but do limit attendance to shareholders of record on the record date (March 19, 2014) or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, and photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For safety and security purposes, no cameras, camcorders, videotaping equipment, or other recording devices, and no large packages, banners, placards, or signs will be permitted in the meeting.

Only shareholders or their valid proxy holders may address the meeting.

We have arranged for a live audio webcast and a replay of our Annual Meeting to be accessible to the general public at the following website: https://event.webcasts.com/starthere.jsp?ei=1031935. (Information from this website is not incorporated by reference into this proxy statement.)

HOW TO VIEW PROXY MATERIALS ONLINE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2014.

Our proxy statement, 2013 Annual Report on Form 10-K, and 2013 Annual Review are available online at www.edocumentview.com/ZTS.

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 3, 2014, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2013 annual report and vote online.

You will not receive a printed, paper copy of our proxy materials unless you request one. If you are a registered shareholder, you may request a paper copy of our proxy materials by calling 1 (866) 641-4276 or by sending an email, with your 15-digit control number in the subject line, to investorvote@computershare.com. If you are a “beneficial owner” of our shares (as defined below), you may request a paper copy of your proxy materials by calling 1 (800) 579-1639 or by sending an email, with your 12-digit control number in the subject line, to sendmaterial@proxyvote.com.

6   ZOETIS 2014 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on March 19, 2014, which is the record date for the meeting.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

By telephone	By calling 1 (800) 652-8683 (toll free) in the United States or Canada	24 hours a day until 8:00 a.m., Eastern Daylight Time, on May 13, 2014
By Internet	Online at www.envisionreports.com/ZTS	24 hours a day until 8:00 a.m., Eastern Daylight Time, on May 13, 2014
By mail	By returning a properly completed, signed and dated proxy card	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and Internet voting, you will need the 15-digit control number included on your notice or on your proxy card.

If you own shares in street name or in a Zoetis benefit plan, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and Internet voting, and applicable deadlines.

REVOCATION OF PROXIES

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before your shares are voted by:

  Submitting a written revocation to our Corporate Secretary at Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932;

  Submitting a later-dated proxy;
  Providing subsequent telephone or Internet voting instructions; or

  Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank or other nominee for specific instructions on how to change or revoke your vote.

VOTING AT THE MEETING

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. You should contact your bank, broker, or other nominee to obtain a legal proxy.

ZOETIS 2014 PROXY STATEMENT   7

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ITEMS TO BE VOTED ON AND BOARD RECOMMENDATION

Item		Board Recommendation
Item 1 –	Election of 3 Directors	FOR
Item 2 –	Advisory Vote to Approve Executive Compensation (Say on Pay)	FOR
Item 3 –	Advisory Vote on Frequency of Advisory Votes on Executive Compensation	EVERY YEAR
Item 4 –	Approval of 2013 Equity and Incentive Plan	FOR
Item 5 –	Ratification of KPMG as Auditor for 2014	FOR

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, your proxy gives authority to the designated proxies to vote on such matters in accordance with their best judgment.

QUORUM AND REQUIRED VOTE

We will have a quorum and will be able to conduct the business of the Annual Meeting if a majority of the outstanding shares of our common stock entitled to vote at the meeting are represented, either in person or by proxy. At the close of business on the record date, 500,729,429 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the

Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our corporate governance documents and Delaware law, for the election of directors and the approval of the other Items on the agenda for the meeting.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Majority of the votes cast (i.e., more votes “For” than “Against”)	Not considered as votes cast and have no effect on the outcome
Advisory Vote to Approve Executive Compensation (Say on Pay)	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Advisory Vote on Frequency of Advisory Votes on Executive Compensation (every 1 year, 2 years, or 3 years)	We will consider shareholders to have expressed a preference for the frequency that receives the highest number of favorable votes	Not considered as votes cast and have no effect on the outcome
Approval of 2013 Equity and Incentive Plan	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Ratification of KPMG as Auditor for 2014	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome

*	A broker non-vote occurs when a broker submits a proxy but does not vote on an Item because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Item 5 – Ratification of KPMG as Auditor for 2014.

8   ZOETIS 2014 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

EFFECT OF NOT CASTING YOUR VOTE

If we have received a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no votes will be cast on your behalf on any of the Items at the Annual Meeting. If you sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under

New York Stock Exchange (NYSE) rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Item 5 – Ratification of KPMG as Auditor for 2014. If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any Items, except that your broker may vote in its discretion on Item 5.

COST OF PROXY SOLICITATION

We will pay the cost of soliciting votes on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies or votes for us in person, or by mail, telephone or electronic communication. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers who are beneficial owners of our stock and will reimburse those firms for related out-of-pocket expenses. We have hired Morrow & Co. LLC to help us solicit proxies, and will pay them $10,000 plus reasonable expenses.

AVAILABILITY OF VOTING RESULTS

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the Annual Meeting.

ZOETIS 2014 PROXY STATEMENT   9

CORPORATE GOVERNANCE AT ZOETIS

INTRODUCTION

We were incorporated in July 2012 as a wholly-owned subsidiary of Pfizer. Through a series of transactions, in early 2013 Pfizer transferred to us substantially all of the assets and liabilities of its animal health business. On February 6, 2013, Pfizer completed an IPO of our Class A common stock. After the IPO, Pfizer owned all of our outstanding Class B common stock and no shares of our Class A common stock, giving Pfizer over 80% of the economic interest and the combined voting power in our outstanding common stock. As a result, we were a “controlled company” under the New York Stock Exchange (NYSE) corporate governance rules, and as such we were exempt from some of the requirements of those rules.

In May 2013, Pfizer announced an exchange offer through which Pfizer shareholders could exchange a portion of their Pfizer common stock for Zoetis common stock owned by Pfizer. The exchange offer was completed on June 24, 2013, resulting in our full separation from Pfizer. In connection with the separation, all shares of our Class B common stock were converted to shares of our Class A common stock, and we currently have only a single class of common stock outstanding. Pfizer currently owns none of our stock. Under NYSE transition rules for companies that ceased to be “controlled companies,” our Board is not required to have a majority of independent directors and our Corporate Governance Committee is permitted to have a non-independent member until June 24, 2014, one year after our separation from Pfizer.

KEY CORPORATE GOVERNANCE FEATURES

Board Independence
  7 out of 9 of our directors are independent under NYSE listing standards
  Our CEO is the only member of management who serves as a director
  Our other non-independent director is an executive officer of Pfizer, who is not independent under NYSE listing standards because of our prior relationship with Pfizer

Independent Board Chair	Our Board Chair, who is elected by the Board annually, is currently an independent director
Board Committees
  We have three Board committees: Audit, Compensation, and Corporate Governance
  Our Audit and Compensation Committees are composed entirely of independent directors; 3 of the 4 members of our Corporate Governance Committee are independent

Executive Sessions	Our directors hold regularly scheduled executive sessions, at which directors can discuss matters without management present
Board Oversight of Risk	Risk management is overseen by our Audit Committee, which reports regularly to the Board Our Compensation Committee reviews compensation practices so that they do not encourage imprudent risk-taking
Accountability	In uncontested director elections, our directors are elected by a majority of the votes cast Each share of common stock is entitled to one vote
Director Stock Ownership	Each non-employee director is required to hold Zoetis stock worth at least $300,000 (including share equivalent units), to be acquired within five years of joining our Board
Open Lines of Communication
  Our Board promotes open and frank discussions with senior management
  Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at the company’s expense

Self-Evaluation	Our Board and each of its committees conducts an annual self-evaluation

10  ZOETIS 2014 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR INDEPENDENCE

From January 2013 until our separation from Pfizer in June 2013, our Board of Directors consisted of nine directors, three of whom were independent under NYSE listing standards and six of whom were officers of Zoetis or Pfizer and thus not independent under those standards. The independent directors during this period, who continue to serve on our Board, were Michael B. McCallister, Gregory Norden, and William C. Steere, Jr. The non-independent directors during this period were Juan Ramón Alaix (our CEO), Geno Germano, Douglas Giordano, Charles Hill, Amy Schulman and Frank A. D’Amelio.

In connection with our separation from Pfizer, Messrs. Germano, Giordano, and Hill and Ms. Schulman resigned from our Board on June 24, 2013, and Sanjay Khosla and Robert W. Scully were elected to our Board effective June 27, 2013. Louise M. Parent was elected to our Board effective August 1, 2013, and Willie M. Reed was elected to our Board effective March 4, 2014. Messrs. Khosla and Scully and Ms. Parent and Dr. Reed are independent under NYSE listing standards. Messrs. Alaix and

D’Amelio continue to serve on our Board, and are not independent under NYSE listing standards – Mr. Alaix because he is our CEO, and Mr. D’Amelio because he is an executive officer of Pfizer.

Under NYSE listing standards, Mr. D’Amelio will not be independent until three years after our complete separation from Pfizer. Under NYSE listing standards, a director is not independent if he or she has or had certain specified relationships with us (defined to include certain relationships with Pfizer during the period it controlled us) or any other material relationship with us. To assist in applying this standard, the Board has adopted categorical independence standards, referred to as our Director Qualification Standards. These standards can be found on our website at www.zoetis.com under About Us — Corporate Governance. On March 26, 2014 our Board determined that the following directors are independent under NYSE listing standards and our Director Qualification Standards: Ms. Parent, Dr. Reed and Messrs. Khosla, McCallister, Norden, Scully, and Steere.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles provide the Board flexibility in determining its leadership structure. Currently, Juan Ramón Alaix serves as our CEO and Michael B. McCallister serves as Chair of our Board. The Board believes that this leadership structure, which separates the Board Chair and CEO roles, is optimal at this time because it allows Mr. Alaix to focus on operating and managing our company following our transition to being a public company, while Mr. McCallister can focus on the leadership of the Board. The Board Chair presides at all meetings of our shareholders and of the Board as a whole, including its executive sessions, and performs such other duties as may be designated in our By-laws or by the Board. The Board will periodically evaluate our leadership structure and determine whether continuing the separate roles of Board Chair and CEO is in our best interests based on circumstances existing at the time.

BOARD MEETINGS AND COMMITTEES

Director Attendance

During 2013, our Board met six times. All of our current directors attended each of the meetings of the Board and Board committees on which they served during 2013.

Board Committee Membership

Our Board has a standing Audit Committee, Compensation Committee, and Corporate Governance Committee. The charter of each of our standing committees is available on our website at www.zoetis.com under About Us — Corporate Governance. Each committee has authority to hire outside advisors at the company expense.

ZOETIS 2014 PROXY STATEMENT  11

CORPORATE GOVERNANCE AT ZOETIS

The following table lists the Chair and current member of each committee.

Committee
Name	Independent	Audit	Compensation	Governance
Juan Ramón Alaix	no
Frank A. D’Amelio	no
Sanjay Khosla	yes
Michael B. McCallister	yes
Gregory Norden	yes
Louise M. Parent	yes
William M. Reed	yes
Robert W. Scully	yes
William C. Steere, Jr.	yes
Number of Meetings in 2013		12	6	5

Chair	Member

Independence of Committee Members

All current members of our Audit Committee and Compensation Committee are independent under NYSE listing standards and our Director Qualification Standards and the members of our Audit Committee and Compensation Committee satisfy the additional independence requirements for members of audit and compensation committees. All current members of our Corporate Governance Committee are independent under NYSE listing standards and our Director Qualification Standards except Mr. D’Amelio, who is not independent because he is an executive officer of Pfizer. Mr. D’Amelio’s membership on this committee complies with NYSE transition rules for companies that ceased to be “controlled companies.”

During the period from January 2013 until our separation from Pfizer on June 24, 2013, our Board committees had the following members:

  Audit: Gregory Norden (Chair), Michael B. McCallister, and William C. Steere, Jr., all of whom were independent.

  Compensation: Charles Hill (Chair), Frank A. D’Amelio, Geno Germano, and Gregory Norden.
  Mr. Norden was independent and Messrs. Hill, D’Amelio, and Germano were not independent because they were executive officers of Pfizer.

  Corporate Governance: Amy Schulman (Chair), Geno Germano, Douglas Giordano, Michael B.
  McCallister and William C. Steere, Jr. Messrs. McCallister and Steere were independent and Ms. Schulman and Messrs. Germano and Giordano, were not independent because they were executive officers of Pfizer.

During this period we were approximately 80%-owned by Pfizer and the above committee membership complied with NYSE requirements for “controlled companies.”

Compensation Committee Interlocks and Insider Participation

From January 2013 through June 24, 2013, the Compensation Committee members were Charles Hill (Chair), Frank A. D’Amelio, Geno Germano, and Gregory Norden. None of these individuals was an officer or employee of Zoetis, but Messrs. Hill, D’Amelio, and Germano were officers and employees of Pfizer. See Transactions with Related Persons–Transactions between Zoetis and Pfizer on page 64, for information about transactions and relationships between us and Pfizer.

Beginning June 27, 2013, the Compensation Committee members were Robert W. Scully (Chair), Sanjay Khosla, and Gregory Norden. Louise M. Parent joined the Committee on August 1, 2013. Each of these individuals is independent under NYSE listing standards. None of them:

  is or was an employee of Zoetis;

  is or was a participant in a “related person” transaction with Zoetis since the beginning of 2013; or

  is an executive officer of another company at which one of our executive officers serves on the board of directors.

12  ZOETIS 2014 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

Primary Responsibilities of Board Committees

Audit Committee. The Audit Committee is responsible for the oversight of the integrity of our financial statements and system of internal controls. It has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent audit firm. It oversees the performance of our internal auditor. The Audit Committee reviews reports from management, legal counsel and third parties relating to the status of our compliance with laws, regulations and internal procedures, and is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. Until the end of the NYSE transition period for “controlled companies,” which will occur in June 2014, the Audit Committee is also responsible for administering our policies and procedures regarding related persons transactions. Our Board has determined that Mr. Norden, the Audit Committee Chair, and Mr. Scully, each qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 61.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving our overall compensation philosophy and overseeing the administration of our compensation and benefit programs, policies and practices. It annually establishes the corporate goals and objectives relevant to the compensation of our CEO and reviews the goals established by our CEO for our other executive officers, and evaluates their performance in light of these goals. The Compensation Committee recommends to the Board the compensation of our CEO and approves the compensation of our other executive officers. It also administers our incentive and equity-based compensation plans and oversees the management of risks relating to our compensation plans and arrangements. The Report of the Compensation Committee is included on page 30.

Corporate Governance Committee. The Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of our Board of Directors. It identifies and recommends candidates for election to our Board and recommends the members and Chairs of Board committees. It advises on and recommends director compensation for approval by the Board, and recommends changes in our corporate governance documents. After the end of the “controlled company” transition period, the committee will assume responsibility for administering our policies and procedures regarding related persons transactions.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole and through its committees oversees the company’s risk management. Members of senior management regularly report to the Board on areas of material risk to the company. The Board regularly reviews information regarding the company’s strategy, finances, operations, legal and regulatory developments, research and development, liquidity and competitive environment as well as the risks associated with them. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to the company’s internal controls in order to develop internal audit plans for future fiscal years. During the company’s transition period as a former “controlled company,”

the Audit Committee also oversees risks associated with potential conflicts of interest. The Corporate Governance Committee will assume this function at the end of the “controlled company” transition period. The Corporate Governance Committee oversees the management of risks associated with the independence of the Board. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. Each committee of the Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We do not believe there is any relationship between how the Board oversees management of the company’s risks and the Board’s leadership structure.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Our By-laws contain a majority voting standard for all uncontested director elections. Under this standard, a director is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Our Corporate Governance Principles provide that every nominee for director is required to agree to tender his or her resignation if he or she fails to receive the required majority vote in an uncontested director

ZOETIS 2014 PROXY STATEMENT  13

CORPORATE GOVERNANCE AT ZOETIS

election. Our Corporate Governance Committee will recommend, and our Board of Directors will determine, whether or not to accept the resignation. The Board will publicly disclose its decision-making process and the reasons for its decision. In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast.

DIRECTOR NOMINATIONS

The Corporate Governance Committee considers and recommends the annual slate of director nominees for approval by the full Board. In evaluating director candidates for this purpose, the Corporate Governance Committee considers the following factors: the candidate’s integrity, independence, diversity of experience, leadership, ability to exercise sound judgment, animal health or veterinary expertise, prior government service, and policy-making experience involving issues affecting business, government, education, and technology, as well as other areas relevant to the company’s global business. The Corporate Governance Committee is responsible for considering the appropriate size and needs of the Board, and may develop and recommend to the Board additional criteria for Board membership. The company does not have a formal policy with respect to diversity, but diversity of experience among the various Board members is an important factor in the selection of directors.

The Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be sent to the Chair of the

Corporate Governance Committee (in the manner described below) by November 1 in order to be considered for the following annual meeting. The Corporate Governance Committee evaluates candidates recommended by shareholders under the same criteria as it uses for other director candidates. Shareholders may also submit nominees for election at an annual or special meeting of shareholders by following the procedures set forth in our By-laws, which are summarized on page 75.

Since the initial public offering of our stock in 2013, four directors have been elected to our Board: Sanjay Khosla, Robert W. Scully, Louise M. Parent and Willie M. Reed. Mr. Khosla was identified as a potential candidate by a third-party search firm, Mr. Scully was identified as a potential candidate by a non-management director, Ms. Parent was identified as a potential candidate by a former director, and Dr. Reed was identified as a potential candidate by an executive officer of our company.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Under our Corporate Governance Principles, our CEO is responsible for establishing effective communications with the company’s stakeholder groups, including shareholders, customers, employees, communities, suppliers, creditors, governments, and corporate partners. While it is our policy that management speaks for the company, non-employee directors, including the Board Chair, may meet with shareholders, but in most circumstances such meetings will be held with management present.

Shareholders may communicate with the Chair of our Board or the Chairs of our Audit, Compensation, or Corporate Governance Committees by sending an email to BoardChair@zoetis.com, AuditChair@zoetis.com, CompChair@zoetis.com, or CorpGovChair@zoetis.com, as appropriate. Shareholders may also write to any of our outside directors, including the Board and committee Chairs, by directing the communication to Katherine H. Walden, Chief Governance Counsel and Assistant Secretary, Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932. Communications from shareholders are distributed to the Board, or to any individual directors as appropriate, depending on the

14  ZOETIS 2014 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

facts and circumstances outlined in the communication, but excluding spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. However, any communication that is filtered out under our policy will be made available to any non-management director upon his or her request.

We believe that it is important for directors to directly hear concerns expressed by shareholders. It is our policy that all Board members are expected to attend the Annual Meeting. Our 2013 Annual Meeting of Shareholders took place while Pfizer was our sole shareholder.

CODE OF ETHICS

All of our employees, including our CEO, Chief Financial Officer and Controller, are required to abide by our policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of the Code of Conduct can be found on our website www.zoetis.com under About Us — Corporate Compliance. We have also adopted a separate Code of Business Conduct and Ethics for members of our Board of Directors, a copy of which can be found on our website www.zoetis.com under About Us — Corporate Governance. We will disclose any future amendments to, or waivers from, provisions of these Codes affecting our directors or executive officers on our website as required under applicable SEC and NYSE rules.

COMPENSATION OF DIRECTORS

We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors, provides them with compensation at a level that is consistent with our compensation objectives and encourages their ownership of our stock to further align their interests with those of our shareholders. Our directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors. Our non-employee directors’ compensation consists of the following:

  an annual cash retainer for each non-employee director of $100,000;

  an annual cash retainer for the Chair of the Board of $150,000;

  an annual cash retainer for the Chair of each committee of the Board of $25,000; and

  an equity retainer to each non-employee director upon his or her first election as such and annually thereafter with a value of $140,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date. The equity retainer is fully vested at grant.

During 2013 we granted equity retainers in the form of deferred stock units, valued at $140,000 on the date of grant, as follows:

  To Messrs. Norden, McCallister and Steere, 5,384 deferred stock units valued at the IPO price of $26.00 per share;

  To Ms. Parent and Messrs. D’Amelio, Khosla and Scully, 4,663 deferred stock units valued at $30.02 per share.

Each deferred stock unit earns dividend equivalents which are credited as additional deferred stock units. Each non-employee director has a right to receive the shares of Zoetis common stock underlying the deferred stock units only upon termination of service as a member of our Board.

We have adopted share ownership guidelines applicable to non-employee directors, requiring the directors to hold Zoetis shares with a value of three times their annual cash retainer of $100,000. For purposes of satisfying these requirements, (a) a director’s holdings of the company’s stock shall include, in addition to shares held outright, units granted to the director as compensation for Board service and shares or units held under a deferral or similar plan, and (b) each such unit shall have the same value as a share of the company’s common stock. Each non-employee director has five years from (a) the date upon which the guidelines were established, or (b) if later, the date of his or her first election as a director, to achieve the share ownership requirement.

ZOETIS 2014 PROXY STATEMENT  15

CORPORATE GOVERNANCE AT ZOETIS

The following table summarizes the total compensation earned in 2013 by each of our directors who served as non-employee directors during 2013.

			Non-
		Non-	employee
	Non-	employee	Director	Non-
	employee	Director	Committee	Employee
	Director	Board Chair	Chair	Director
	Cash	Cash	Cash	Equity
Director	Retainer	Retainer	Retainer	Retainer	Total
Frank A. D’Amelio (1)	$50,000	–	–	$140,000	$190,000
Sanjay Khosla (2)	$50,000	–	–	$140,000	$190,000
Michael B. McCallister (3)	$100,000	$75,000	$12,500	$140,000	$327,500
Gregory Norden (4)	$100,000	–	$25,000	$140,000	$265,000
Louise M. Parent (5)	$50,000	–	–	$140,000	$190,000
Robert W. Scully (6)	$50,000	–	$12,500	$140,000	$202,500
William C. Steere, Jr. (7)	$100,000	–	–	$140,000	$240,000

(1)	Represents (a) a cash retainer of $50,000 for service to the Board as a non-employee director during the third and fourth quarters of 2013 and (b) an equity retainer of 4,663 deferred stock units granted on August 15, 2013.

(2)	Represents (a) a cash retainer of $50,000 for service to the Board during the third and fourth quarters of 2013 and (b) an equity retainer of 4,663 deferred stock units granted on August 15, 2013.

(3)	Represents (a) an annual cash retainer of $100,000 for service to the Board, (b) a cash retainer of $75,000 for service as Chair of the Board during the third and fourth quarters of 2013, (c) a cash retainer of $12,500 for service as Chair of the Corporate Governance Committee during the third and fourth quarter of 2013 and (d) an equity retainer of 5,384 deferred stock units granted on January 31, 2013.

(4)	Represents (a) an annual cash retainer of $100,000 for service to the Board during 2013, (b) an annual cash retainer of $25,000 for service as Chair of the Audit Committee during 2013 and (c) an equity retainer of 5,384 deferred stock units granted on January 31, 2013.

(5)	Represents (a) a cash retainer of $50,000 for service to the Board during the third and fourth quarters of 2013 and (b) an equity retainer granted upon election to the Board of 4,663 deferred stock units.

(6)	Represents (a) a cash retainer of $50,000 for service to the Board during the third and fourth quarters of 2013, (b) a cash retainer of $12,500 for service as Chair of the Compensation Committee during the fourth quarter of 2013 and (c) an equity retainer of 4,663 deferred stock units granted on August 15, 2013.

(7)	Represents (a) a cash retainer of $100,000 for service to the Board during 2013 and (b) an equity retainer granted of 5,384 deferred stock units granted on January 31, 2013.

16  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY - INTRODUCTION

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and programs, and the decisions made by the Zoetis Compensation Committee during 2013.

Zoetis’ executive compensation program is intended to reward our leadership for delivering results and align the interests of our leadership with those of our shareholders on an annual and long-term basis.

Our executive officers whose compensation is discussed in this CD&A and whose compensation is shown in the compensation tables below are referred to as our named executive officers (NEOs). They are:

Executive	Title
Juan Ramón Alaix	Chief Executive Officer (CEO)
Richard A. Passov	Executive Vice President and Chief Financial Officer (CFO)
Kristin C. Peck	Executive Vice President and Group President
Clinton A. Lewis, Jr.	Executive Vice President and President of U.S. Operations
Catherine A. Knupp	Executive Vice President and President of Research and Development

2013 PERFORMANCE

2013 was a year of tremendous change for our company. At the start of the year, we were a wholly-owned subsidiary of Pfizer. In February, we began the process of separating from Pfizer with an initial public offering (IPO) of approximately 19.8% of our total shares outstanding. In late June, Pfizer disposed of its remaining ownership interest in our stock, completing our transition to an independent public company with a market capitalization of more than $15 billion.

Our leadership team has worked hard over the course of 2013 to build on the commercial performance, innovative R&D and reliable supply chain that have been critical to our success, while simultaneously developing the infrastructure required to function effectively as a stand-alone entity. Listed below are some highlights of our 2013 operating performance:

  Revenues. During 2013, total revenue grew 5% to $4.561 billion, representing an operational increase of 7%, excluding the impact of foreign exchange. We saw revenue growth across all four of our regional operating segments, in both companion animal and livestock products.

  Adjusted Net Income. Reported net income for 2013 was $504 million, a 16% increase over 2012. Our adjusted net income1 for 2013 was $709 million, reflecting an increase of 32% over 2012.

  Earnings per share (EPS). Reported diluted EPS for 2013 was $1.01 per share, an increase of 16% over 2012. Adjusted diluted EPS1, which excludes purchase accounting adjustments, acquisition-related costs and certain significant items such as costs associated with becoming a stand-alone public company, was $1.42 per share, an increase of 31% over 2012.

  Dividends. In March of 2013, our Board of Directors declared a quarterly common stock dividend of $0.065 per share, for a total dividend of $0.195 per share paid in 2013. In December of 2013, our Board of Directors increased the quarterly dividend to $0.072 per share.
1	Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. Our 2013 Annual Report on Form 10-K, filed with the SEC on March 26, 2014, contains a reconciliation of these non-GAAP financial measures to reported results for 2013.

ZOETIS 2014 PROXY STATEMENT  17

EXECUTIVE COMPENSATION

2013 COMPENSATION HIGHLIGHTS

  Our financial results for 2013 led to above-target payouts under our Annual Incentive Plan (AIP). Our revenue of $4.628 billion exceeded our target of $4.550 billion and our adjusted net income of $745 million exceeded our target of $726 million. As a result of this strong performance, and recognizing the significant work done to effectively separate from Pfizer and stand up the company while achieving these results, payments under our AIP were 115% of target. The revenue and adjusted net income target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impact of foreign exchange during 2013, and are, therefore, different from our reported revenue and adjusted net income results of $4.561 billion and $709 million, respectively.

The threshold, target, and maximum performance levels for AIP pool funding, as well as the actual results for 2013, are shown in the table below.

2013 Annual Incentive Plan - Threshold, Target, and Maximum Performance Levels

  In February, at the time of our IPO, we made long-term incentive grants to certain Zoetis employees, including our NEOs and other members of our executive team, consisting of 50% stock options and 50% restricted stock units. These awards are subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant.

  In August, after our separation from Pfizer was complete, we granted our NEOs and other members of our executive team additional restricted stock units to replace unvested Pfizer long-term incentive awards that were forfeited upon the separation. These replacement grants will vest in installments through 2016, reflecting the vesting schedule of the forfeited Pfizer long-term incentive awards. All other Zoetis employees who forfeited Pfizer long-term incentive awards received a cash payment from Zoetis to recognize the forfeiture.

  For 2013, 85% of our CEO’s target total direct compensation is variable – either performance-based or directly tied to the price of our common stock – and 68% of his target total direct compensation consists of long-term equity awards. For our other NEOs, an average of 70% of their target total direct compensation is variable.

  During 2013 we established several important corporate governance policies, including:

    stock ownership guidelines for executives and directors;

    an anti-hedging policy;

    a “double-trigger” requirement for payment of severance and vesting of long-term incentives in the event of a change in control; and

    a claw-back policy which permits our Compensation Committee to recover amounts paid to employees, including our NEOs, under cash or equity-based incentive programs, where payments were based on the achievement of financial results that are subsequently restated.

  Compensation decisions made during the period from January 2013 until our separation from Pfizer in June 2013 were made by a Compensation Committee consisting of one independent director and three directors who were executives of Pfizer. After the separation, the Compensation Committee was comprised entirely of independent directors.

18  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO COMPENSATION: AT A GLANCE

Components of CEO Total Direct Compensation

Total Direct Compensation (TDC) is comprised of base salary, annual incentive and long-term incentives.

Base Salary and Annual Incentive

Mr. Alaix’ annual base salary for the first half of 2013 was $750,000, and his target annual incentive opportunity for this period was 100% of his base salary. These amounts were set by Pfizer in 2012 and reflected Mr. Alaix’ role as the head of a business unit within Pfizer. On June 5, 2013, the Compensation Committee approved increases to these amounts effective July 1, 2013, to recognize that Mr. Alaix was operating as the CEO of a stand-alone public company. Additionally, with this increase, Mr. Alaix’ compensation was brought closer to the median CEO compensation of our compensation peer group. As a result, effective July 1, 2013, Mr. Alaix’ annual base salary was increased to $900,000 and his annualized target incentive opportunity was increased to 110% of base salary, providing for annualized target total cash compensation of $1,890,000. Because these increases were not applied retroactively and applied only to the second half of the year, Mr. Alaix’ full-year target total cash compensation for 2013 was $1,695,000, including an annual incentive plan target of $870,000. In March 2014, the Compensation Committee recommended, and the Board of Directors approved, an annual incentive payment for 2013 of $1,218,000 (140% of the full-year annual incentive target) for Mr. Alaix based on our 2013 financial results and his individual performance.

Long-Term Incentives

In February 2013, Mr. Alaix received a long-term incentive grant with a total grant date fair value of $4.0 million, consisting of 50% stock options and 50% restricted stock units (RSUs). These awards (285,306 stock options and 76,923 RSUs) are subject to three-year cliff vesting and vest 100% on the third anniversary of the date of grant.

In August 2013, following completion of our separation from Pfizer, Mr. Alaix received a grant of 15,471 RSUs with a grant date value of $464,439 to replace Pfizer long-term incentive awards that were forfeited as a result of Zoetis’ separation from Pfizer (replacement grants). These replacement grants will vest in installments replicating the vesting schedule of the forfeited Pfizer long-term incentive awards. Similar replacement grants were made to our other NEOs and other members of our executive team who forfeited Pfizer long-term incentive awards as a result of the separation, while all other employees received cash payments for their forfeited Pfizer long-term incentive awards.

Target Total Direct Compensation

The chart below shows the target total direct compensation (TTDC) for Mr. Alaix for the first six months of 2013, the second six months of 2013, which includes the July 1, 2013 increase to Mr. Alaix’ base salary and target annual incentive opportunity described above, and the full year 2013 TTDC, which reflects the pro-rata combination of Mr. Alaix’ pre-July 1, 2013 and post-July 1, 2013 TTDC. The chart does not include the replacement grants described above because we do not view these grants as part of Mr. Alaix’ TTDC, as they were intended to make him “whole” for prior-year grants related to his service with Pfizer that were forfeited as a result of the separation.

ZOETIS 2014 PROXY STATEMENT  19

EXECUTIVE COMPENSATION

OUR COMPENSATION PROGRAM

Compensation Philosophy

Our compensation philosophy, which is set by our Compensation Committee, is intended to achieve the following objectives:

  Foster a performance-driven culture by tying a large portion of our executives’ pay to our company’s performance, as well as their own individual performance, against established performance goals for the year;

  Align the interests of management and our shareholders by rewarding total shareholder returns through equity-based long-term incentive awards;

  Deliver competitive compensation opportunities that effectively retain our experienced management team and enable us to attract new executives when needed; and

  Provide compensation in a transparent fashion that reflects sound governance principles.

20  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Basic Principles of Our Executive Compensation Program

We do:	We do not:
  Emphasize pay for performance – our executive compensation program emphasizes variable pay over fixed pay, with two-thirds or more of our executives’ target compensation tied to our financial results and stock performance.
  Maintain a three-year cliff vesting schedule for long-term incentive grants.
  Require executives to comply with market-competitive stock ownership guidelines.
  Require executives to hold net shares upon the exercise of stock options or vesting of stock until they achieve the relevant stock ownership guideline.
  Maintain an anti-hedging policy prohibiting our directors and employees, including our NEOs, from hedging their ownership positions in our stock.
  Maintain a claw-back policy that allows us to recover incentive payments based on financial results that are subsequently restated.
  Require a “double trigger” for the acceleration of vesting of long-term incentives and payment of severance benefits following a change in control.
  Provide severance benefits through an Executive Severance Plan.
  Use an independent compensation consulting firm when establishing our executive compensation policies and programs.

  Maintain employment agreements for any of our executive officers.
  Allow repricing of stock options without shareholder approval.
  Make stock option grants below fair market value.
  Provide tax “gross ups” to our executive officers (except for certain relocation expenses, consistent with our relocation policy for all U.S.-based employees).

Elements of Compensation: At a Glance

Element	Description and Purpose	Comments
Cash Compensation
Base Salary	Fixed cash compensation that reflects fulfillment of day-to-day responsibilities, skills and experience. Addresses employee cash-flow needs and competitive compensation requirements.	Reviewed annually in light of changes in market practice, performance, changes in responsibility and internal equity.
Annual Incentive Plan (AIP)

  Annual cash incentive that rewards achievement of our financial and strategic goals, as well as the individual performance of the executive.

  For 2013, the AIP pool was funded based on our annual performance against revenue and adjusted net income goals.

  Provides competitive annual cash compensation opportunity based on performance.

  Amount of payout is based on the extent of achievement of company and individual goals set and approved by the Compensation Committee in the first quarter.

  The Compensation Committee may exercise discretion in considering qualitative performance.

Long-Term Incentives
Stock Options

  Equity awards whose value is based on growth in our stock price.

  Intended to focus executives on results which would contribute to increasing the price of the stock.

  Generally rewards recipient for increases in the stock price over a 3-10 year period.

  Represent 50% of the executive’s long-term incentive opportunity based on the grant date fair value of the awards.

  Exercise price equals 100% of the stock price on the date of grant.

  Ten-year term.

  Three-year cliff vesting: generally vests 100% on the third anniversary of grant.

Restricted Stock Units (RSUs)

  Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting.

  Intended to focus executives on results which would contribute to maintaining or increasing the current stock price.

  Represents 50% of the executives’ long-term incentive opportunity based on the grant date fair value of the awards.

  Three-year cliff vesting: generally vests 100% on the third anniversary of grant.

  Paid out in shares of our stock upon vesting.

  Dividend equivalents are accrued over the vesting period and paid when RSUs vest.

ZOETIS 2014 PROXY STATEMENT  21

EXECUTIVE COMPENSATION

Element	Description and Purpose	Comments
Retirement
U.S. Savings Plan (Savings Plan)

  A tax-qualified 401(k)/profit sharing plan that allows U.S. participants to defer a portion of their compensation, up to Internal Revenue Code limitations, and receive a company matching contribution.

  We may also make a profit sharing contribution of up to 8% of an eligible employee’s total cash pay, based on company performance.

  We provide a matching contribution in the form of company stock on the first 5% of an employee’s total cash pay contributed to the Savings Plan.

  For 2013, we made a profit sharing contribution of 4% of total cash pay to all eligible Savings Plan participants in the form of company stock.

Supplemental Savings Plan

  A non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan (by the employee or as matching or profit sharing contributions by the company) but could not be contributed due to Internal Revenue Code limitations.

  Also allows NEOs and certain other executives to defer up to an additional 60% of the amount of their AIP payment.

Matching and profit sharing contributions are notionally credited as company stock. Deferrals of AIP payments under the Supplemental Savings Plan are not matched by the company.
Severance
Executive Severance Plan

  Severance benefits provided to key executives upon involuntary termination of employment without cause, or upon an involuntary termination without cause or a “good reason” termination after a change in control.

Facilitates recruitment and retention of executives by providing income security in the event of involuntary job loss.

THE COMPENSATION PROCESS

Compensation Consultants

In 2012, Compensation Advisory Partners, LLC (CAP) was engaged by Pfizer to assist in developing a compensation program for Zoetis as a stand-alone company. CAP assisted Pfizer in 2012 and early 2013 in the following work for Zoetis:

  Developing a compensation philosophy;

  Developing a peer group for use in benchmarking executive pay levels and practices;

  Benchmarking our executive compensation levels relative to market;

  Developing an annual incentive and long-term incentive plan design;

  Developing a director compensation program;

  Determining the appropriate treatment of unvested Pfizer long-term incentive awards upon our separation from Pfizer; and

  Developing recommendations for stock ownership guidelines for our executives.

CAP continues to serve as an adviser to our management on executive compensation and to assist the company in:

  Revising our annual incentive and long-term incentive design;

  Benchmarking executive compensation levels; and

  Drafting this Compensation Discussion & Analysis.

Following our IPO in February 2013, with the establishment of our own Compensation Committee, the Compensation Committee engaged Towers Watson to serve as its advisor. Since that time, Towers Watson has reviewed materials presented by management to our Compensation Committee (including this Compensation Discussion & Analysis), attended the May, June, August and December 2013 meetings of the Compensation Committee, and provided the Compensation Committee with advice and recommendations on compensation of the CEO and the other NEOs.

22  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Peer Group and Compensation Benchmarking

In 2012, Pfizer worked with CAP to identify a peer group of publicly-traded companies to be used for purposes of benchmarking pay levels and pay practices for our senior executives. Because there are currently no other stand-alone, publicly-traded animal health companies of comparable size and complexity, CAP looked beyond our direct competitors in the animal health industry to a broader list of companies in the pharmaceutical, biopharmaceutical, agriculture and nutrition industries. Based on the sales and market capitalization of the peer companies, as well as the nature of their businesses, histories, industries and the availability of relevant comparative compensation data, we believe the following core group of peer companies is appropriate given the unique nature of our business:

Actavis plc	Forest Laboratories, Inc.
Agilent Technologies, Inc.	Life Technologies Corporation
Allergan, Inc.	Mead Johnson Nutrition Company
Biogen Idec Inc.	Monsanto Company
Covance Inc.	Mylan Inc.
Endo Health Solutions Inc.

In addition to these eleven core peer companies, we identified six additional companies (Bio-Rad Laboratories, Inc., Celgene Corporation, Hospira, Inc., Mettler-Toledo International Inc., PerkinElmer, Inc. and Perrigo Company plc) as our “supplemental” peer companies. These six additional companies do not have readily available comparative compensation data, but have similar sales and market capitalization. We will utilize the proxy data for these supplemental peer companies for purposes of determining comparative compensation for certain of our executives.

We used the proxy data for the combined group of peer companies to assist in determining elements of 2013 compensation for our NEOs. In addition to the peer group data, we have considered survey data from similarly-sized companies in life sciences and general industry for benchmarking purposes to ensure robust data. In particular, in certain cases, we have used data from the Aon/Radford Global Life Sciences Survey and the Aon/Hewitt TCM database for this purpose.

Our Compensation Committee will review our peer group annually and will make any adjustments that are determined to be appropriate.

Target total direct compensation for our NEOs for 2013 was at or below the median of the compensation of similar positions across our peer companies.

Role of Management in Compensation Decisions

Our CEO, CFO and Chief Human Resources Officer (CHRO) participated in designing the annual incentive and long-term incentive compensation programs approved by the Pfizer Compensation Committee before our IPO which were in effect during 2013. The CEO, with the assistance of the CHRO, provides the Compensation Committee with preliminary recommendations for compensation of the NEOs other than himself. The Compensation Committee, with the advice of its own compensation consultant, approves the compensation for the NEOs other than the CEO, and recommends the compensation of the CEO to our full Board of Directors for approval.

2013 COMPENSATION PROGRAM AND DECISIONS

Compensation Structure

The compensation structure for our executives is designed to emphasize variable compensation over fixed compensation, and equity compensation over cash compensation. For all of our NEOs, long-term incentives, which are entirely equity based, make up the largest portion of their pay mix. For 2013, 85% of the target total direct compensation of our CEO is variable pay – either performance-based or directly connected to the price of our stock. For our other NEOs, on average 70% of target total direct compensation is variable. The heavy performance orientation in our program helps to ensure a pay-for-performance approach to compensation, as well as an alignment between our management and our shareholders.

ZOETIS 2014 PROXY STATEMENT  23

EXECUTIVE COMPENSATION

The table and chart below show the mix of target total direct compensation for our NEOs for 2013. They do not include retirement benefits or the August 2013 replacement grants made to make up for Pfizer long-term incentive awards that were forfeited upon our separation from Pfizer. The target total direct compensation for Mr. Alaix reflects the second six months of 2013, which includes the July 1, 2013 increase to Mr. Alaix’ base salary and target annual incentive opportunity described above in the section “CEO Compensation: At A Glance.”

			Total			Pay Mix
		Target	Long-term	Target		Target
	Base	Annual	Incentive	Total Direct	Base	Annual	Long-Term
Executive	Salary	Incentive	Value	Compensation	Salary	Incentive	Incentive
Juan Ramón Alaix	$900,000	$990,000	$4,000,000	$5,890,000	15%	17%	68%
Richard A. Passov	$615,000	$385,000	$1,400,000	$2,400,000	26%	16%	58%
Kristin C. Peck	$605,000	$385,000	$1,120,000	$2,110,000	29%	18%	53%
Clinton A. Lewis, Jr.	$400,000	$180,000	$600,000	$1,180,000	34%	15%	51%
Catherine A. Knupp	$400,000	$240,000	$600,000	$1,240,000	32%	19%	48%

Base Salary Decisions

Mr. Alaix’ annual base salary for 2013 was set by Pfizer in 2012 at $750,000, and reflected his role as the head of the animal health business unit of Pfizer. On June 5, 2013, Mr. Alaix’ salary was increased to $900,000 effective July 1, 2013 to recognize that after our separation from Pfizer, he would be the CEO of a stand-alone public company. The increase also was intended to move him closer to the median CEO compensation of our peer group companies.

The base salaries of our other NEOs were approved by the Pfizer Compensation Committee in September 2012, and remained in effect during all of 2013.

Annual Incentive Plan

Our Annual Incentive Plan (AIP) is our annual cash incentive program – our annual bonus plan – that is intended to reward all AIP-eligible employees, including our NEOs, for the achievement of the company’s financial and strategic goals, as well as the achievement of their own individual performance goals.

Our AIP utilizes a funded pool approach. An overall target AIP pool for the year was determined by adding together the target AIP payouts for each eligible employee, including the NEOs. The actual amount of the AIP bonus pool for 2013 was determined by the Compensation Committee based on the company’s attainment of the revenue and adjusted net income goals (each weighted equally) approved by the Compensation Committee in the first quarter of the year.

These measures were selected because:

  they reflect the successful execution of our business strategy and support the achievement of the company’s annual operating plan;

  they are two measures that shareholders closely track in their analysis of our performance; and

  we were a company in transition during 2013, and wanted to use measures that are clearly understood, are measurable and can be impacted by the performance of our executives and our employees.

24  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

The threshold, target and maximum performance levels for AIP pool funding for 2013 were established by our Compensation Committee in early 2013. The target performance levels established by our Compensation Committee, which exclude the impact of foreign exchange, are shown in the table below.

2013 Annual Incentive Plan – Threshold, Target, and Maximum Value

Performance Measure	Threshold	Target	Maximum
Revenue	$3.960 billion	$4.550 billion	$5.113 billion
Adjusted Net Income	$ 578 million	$ 726 million	$ 880 million

Our results for 2013 were revenue of $4.628 billion and adjusted net income of $745 million, excluding the impact of foreign exchange. The Compensation Committee approved an overall funding level of 115% of target across all employees eligible under the AIP. The Committee believes this funding level reflects Zoetis’ 2013 financial performance and also recognizes Zoetis’ achievement of its 2013 objectives as it was undergoing significant change related to the separation from Pfizer and becoming a stand-alone public company.

The target payout levels for our NEOs were set by the Pfizer Compensation Committee in September 2012. Payouts under the AIP program can range from 0%-200% of the target level based on actual performance.

In March 2014, the Compensation Committee (and, in the case of the CEO, the Board of Directors) determined the amount of annual incentive earned by each of our NEOs and approved the final payouts to each executive for 2013. Zoetis’ NEOs’ 2013 annual incentive awards were based on:

  the financial performance of Zoetis (measured by revenue and adjusted net income, as described above);

  the financial performance of their respective region/business unit/function measured by annual budgets for revenue and income before adjustments (as applicable);

  the achievement of selected strategic and operational goals for their respective region/business unit/function; and

  an assessment of each executive’s individual performance relative to each executive’s performance objectives (described below under the heading “Other NEO Compensation Decisions”).

The annual incentive target for Mr. Alaix was initially set at $750,000 (100% of his January 1, 2013 salary) and was increased to $990,000 (110% of his July 1, 2013 salary) by our Compensation Committee effective July 1, 2013. The Compensation Committee felt that this increase was appropriate to move his target annual cash compensation closer to the market median. This increase was applied on a prospective basis in determining his payout under the Annual Incentive Plan.

The Board of Directors and the Compensation Committee also considered the results of an anonymous 360 degree feedback survey, conducted among the members of our executive team, in evaluating Mr. Alaix’ 2013 performance.

Other NEO Compensation Decisions

What follows are highlights of individual and regional/business unit/function performance considered in the CEO’s evaluation of the performance of the other NEOs and his recommendations with respect to their AIP payouts for 2013. In approving the compensation recommendations for the other NEOs, the Compensation Committee considered the overall performance of the company, as well as the CEO’s assessment of each NEO’s individual performance and accomplishments relative to each NEO’s individual performance objectives that were approved by the Compensation Committee at the start of 2013.

Richard A. Passov, Executive Vice President and Chief Financial Officer. As CFO, Mr. Passov was instrumental in the success of our IPO and our separation from Pfizer. Under his leadership, we established the financial infrastructure required for a stand-alone company, with particular progress in establishing financial shared services and the implementation of a new Enterprise Resource Planning system.

ZOETIS 2014 PROXY STATEMENT  25

EXECUTIVE COMPENSATION

Kristin C. Peck, Executive Vice President and Group President. Ms. Peck leads our Global Manufacturing and Supply (GMS), Global Poultry, Diagnostics, Business Development and Strategy, and New Products Marketing functions. Under her leadership, the Global Poultry business exceeded both revenue and net income targets. In addition, under Ms. Peck’s leadership GMS achieved a reduction in cost of goods sold, improved forecast accuracy, and implemented our new supply operating model with no supply disruptions. Ms. Peck led our strategic planning process and developed specific action plans that were endorsed by our Board of Directors, and led our Business Development group in completing a number of important business transactions that contributed to operational targets and strategic objectives.

Clinton A. Lewis, Jr., Executive Vice President and President, U.S. Operations. Under Mr. Lewis’ leadership, our U.S. business surpassed its 2013 revenue and net income targets. Mr. Lewis was instrumental in the passage of Animal Drug Use Fee Agreement legislation, which is anticipated to save the animal health industry approximately $40 million over five years. He also led the successful launch of our e-Commerce platform, with enrollment of over 3,700 customers, and continued the deployment of new service offerings for our customers. Mr. Lewis also leads our Global Genetics business. Under Mr. Lewis’ leadership, our Global Genetics business experienced significant growth in 2013.

Catherine A. Knupp, Executive Vice President and President, Research and Development. Dr. Knupp leads our global Research and Development function. In 2013, under her leadership, we received a number of high priority approvals, in some instances months ahead of schedule. She led initiatives relating to consolidation of research activities which resulted in cost savings for us and led to increased efficiencies in the utilization of capital.

The 2013 AIP payouts for our NEOs are shown in the table below.

	2013 Annual	2013 Annual	2013 Annual
	Incentive	Incentive	Incentive Plan Award
Executive	Plan Target	Plan Award	as a % of Target
Juan Ramón Alaix	$870,000	$1,218,000	140%
Richard A. Passov	$385,000	$443,000	115%
Kristin C. Peck	$385,000	$443,000	115%
Clinton A. Lewis, Jr.	$180,000	$300,000	167%
Catherine A. Knupp	$240,000	$280,000	117%

Long-Term Incentives

2013 Equity and Incentive Plan. Our 2013 Equity and Incentive Plan (the Equity Plan) is a comprehensive long-term incentive compensation plan that permits us to grant both equity-based and non-equity based long-term compensation awards to employees and directors. The Equity Plan became effective January 28, 2013.

At the time of our IPO in February 2013, we made the first grant of long-term incentives under the Equity Plan to our NEOs and other eligible employees. In September of 2012, the Pfizer Compensation Committee established a long-term incentive target for each of our NEOs for 2013 based on external benchmarks for similar positions in our peer companies, as well as in commercially available compensation surveys. Long-term incentive values were delivered to the NEOs, other members of our executive team and other eligible employees of Zoetis through a mix of 50% stock options and 50% restricted stock units (RSUs). The long-term incentive values delivered to our NEOs in 2013 are as follows:

	Total
	Long-term			# of Stock
	Incentive	Stock Option	RSU	Options	# of RSUs
Executive	Value	Value	Value	Granted	Granted
Juan Ramón Alaix	$4,000,000	$2,000,000	$2,000,000	285,306	76,923
Richard A. Passov	$1,400,000	$700,000	$700,000	99,857	26,923
Kristin C. Peck	$1,120,000	$560,000	$560,000	79,885	21,538
Clinton A. Lewis, Jr.	$600,000	$300,000	$300,000	42,796	11,538
Catherine A. Knupp	$600,000	$300,000	$300,000	42,796	11,538

26  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Stock Options. The stock options granted in February 2013 had an exercise price equal to the IPO offer price of $26.00 and have a ten-year term. Stock options are subject to a three-year cliff-vesting requirement and do not vest until the third anniversary of the grant date, with earlier vesting in the event of certain terminations of employment (e.g., retirement).

We view stock options as a form of long-term incentive that will focus and reward executives for increasing our stock price. If the stock price does not increase from the level at the date of the grant, the stock options will have no value to the executives. We believe that stock options encourage our executives to focus on decisions that will lead to increases in the stock price for the long-term and are an effective retention tool, since executives must remain with the company for three years before they can exercise the stock options and the options have a ten-year term from the date of grant.

Restricted Stock Units (RSUs). The RSUs granted in February 2013 provide executives with the right to receive shares of our stock upon the conclusion of a three-year cliff-vesting requirement and do not vest until the third anniversary of the grant date, with earlier vesting in the event of certain terminations of employment (e.g., retirement). Dividend equivalents are earned over the vesting period and will be paid out in shares of our stock at the same time the RSUs are paid out.

We view RSUs as being effective in achieving several objectives:

  aligning the interests of executives with those of shareholders over the vesting period;

  retaining executive talent; and

  encouraging stock ownership by delivering shares upon settlement.

RSUs complement stock options by encouraging executives to guard against downside risk to the stock price as well as focus on increasing the stock price.

Treatment of Pfizer Long-Term Incentives upon Our Separation from Pfizer

Upon our separation from Pfizer, certain unvested Pfizer long-term incentive awards were forfeited because the separation was treated as a termination of employment under Pfizer’s long-term incentive plan. In order to ensure that our employees did not lose the value of long-term incentives earned during their service at Pfizer, our Compensation Committee approved the replacement of all Pfizer long-term incentive awards that were forfeited by our NEOs and other members of our executive team with grants of Zoetis RSUs under our Equity Plan on August 15, 2013, having an equivalent value for our NEOs and other members of our executive team, and with cash payments for our other employees who held Pfizer long-term incentive awards. The replacement grants will vest in installments replicating the vesting schedule of the forfeited Pfizer long-term incentive awards. We do not view these replacement grants as compensation for 2013, as they were intended to make our executive officers “whole” for prior year grants related to their service with Pfizer which were forfeited as a result of the separation. The table below shows the number of replacement grants to our NEOs and their value based on the August 15, 2013 closing price of our stock of $30.02.

	Zoetis Replacement RSUs
Executive	# of RSUs	RSU Value
Juan Ramón Alaix	15,471	$464,439
Richard A. Passov	11,046	$331,601
Kristin C. Peck	34,696	$1,041,574
Clinton A. Lewis, Jr.	20,620	$619,012
Catherine A. Knupp	20,315	$609,856

The number of replacement RSUs, and, therefore, the total value of the replacement grants that were made to Messrs. Alaix and Passov is lower than those of the replacement grants made to other NEOs because Messrs. Alaix and Passov were deemed retirement-eligible under Pfizer’s long-term incentive plan. Because they were deemed retirement eligible, fewer of the unvested Pfizer long-term incentive awards granted to Messrs. Alaix and Passov were cancelled upon our separation from Pfizer.

ZOETIS 2014 PROXY STATEMENT  27

EXECUTIVE COMPENSATION

Retirement Benefits

Our NEOs receive retirement benefits through our Savings Plan and our Supplemental Savings Plan. The Savings Plan is a tax-qualified 401(k) savings plan available to all eligible U.S. employees. Participants may elect to contribute up to 60% of their salary and annual incentive payment to the plan, subject to Internal Revenue Code limitations. We match 100% of the employee contribution in company stock, up to 5% of each eligible employee’s pay. We may also contribute a discretionary profit sharing amount of up to 8% of each eligible employee’s pay (subject to Internal Revenue Code limitations). For 2013, we contributed 4% of each eligible employee’s pay as a profit sharing contribution; this contribution was made in company stock.

Our Supplemental Savings Plan is a non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan but could not be contributed due to Internal Revenue Code limitations on the amount of compensation that may be taken into account under a tax-qualified plan ($255,000 for 2013). Eligible employees, including all of our NEOs, may elect to defer up to 30% of the amount by which their salary and annual incentive payment exceeds this compensation limit. We match these deferrals at the same rate as under the Savings Plan, 100% match up to 5% of pay. In addition, our NEOs and certain other executives may elect to defer up to an additional 60% of the amount of their annual incentive payment. We do not match these additional deferrals. If an employee’s profit sharing contribution to the Savings Plan is limited by the compensation limit, the portion that the employee was not able to receive in the Savings Plan is credited to the employee’s account in the Supplemental Savings Plan.

Severance

In June 2013 our Compensation Committee adopted an Executive Severance Plan covering our NEOs and other members of our executive team, and certain other executives. The plan provides for payment of severance benefits in the event of an involuntary termination of employment (other than for “cause”) that is not in connection with a change in control, and a higher level of benefits in the event of an involuntary termination of employment (other than for “cause”) or a termination for “good reason” that is in connection with or within 24 months after a change in control. The amounts payable under the plan are as follows:

Continued Health and
	Severance	Life Insurance (at active
	(Base Salary)	employee cost)	Bonus
Non-Change in Control
CEO	18 months	12 months	1.5x target
Other Participants	12 months	12 months	1x target
Change in Control
CEO	30 months	18 months	2.5x target
Other Participants	24 months	18 months	2x target

The salary payments are made as salary continuation in the case of a non-change in control severance, and in a lump sum in the case of a change in control severance. In addition to the benefits reflected in the table, we will provide outplacement services to plan participants. All benefits under the plan are subject to the participant’s execution of a general release of all claims against us.

28  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

CORPORATE GOVERNANCE POLICIES

Stock Ownership and Holding Requirements

We have adopted share ownership guidelines for our NEOs. Our guidelines are established as a multiple of each executive’s base salary. In assessing compliance with the guidelines, we count shares held outright, unvested restricted stock or RSUs, and shares held in benefit plans. Our guidelines by executive level are as follows:

  Mr. Alaix: 5 times base salary

  Mr. Passov and Ms. Peck: 3 times base salary

  Remaining NEOs: 2 times base salary

The executives must achieve the guideline before they can sell any shares acquired upon the exercise of options or the vesting of other awards, other than shares sold to satisfy the exercise price of stock options or taxes due upon the exercise of options or the vesting of shares. Our NEOs will have five years from the establishment of the guidelines to achieve the share ownership requirement.

Hedging Policy

We adopted a policy prohibiting any of our directors or employees, including the NEOs, from “hedging” their ownership in shares of our common stock or other equity-based interests in our company, including by engaging in short sales or trading in derivative securities relating to our common stock.

2014 COMPENSATION DECISIONS

For 2014, the Compensation Committee has approved the following changes to our compensation program:

  Elimination of the financial planning executive perquisite that had previously been available to our NEOs;

  Adoption of a claw-back policy that will allow us to recover incentive payments paid to employees, including our NEOs (see below);

  Elimination of a provision under our Equity Plan that would accelerate the vesting of stock options and RSUs upon an involuntary termination of employment that was not the result of a reorganization or business transaction (e.g., sale of a business);

  Use of adjusted diluted EPS instead of adjusted net income as a metric for determining the AIP pool funding; and

  Addition of a cash flow metric to the revenue and adjusted diluted EPS metrics used in determining the AIP pool funding. This new measure will help focus management on effective management of working capital and cash.

In addition, we intend to consider adding a performance-based component to our long-term incentive program for our NEOs for 2015. Over the course of 2014, the Compensation Committee will consider the appropriate structure and financial measures for this new performance-based component of our long-term incentive program, and expects to make this determination after the company has experienced a full year of operations as a stand-alone company.

CLAW-BACK POLICY

As indicated above, for 2014 we have adopted a claw-back policy under which our Compensation Committee may, to the extent permitted by law, make retroactive adjustments to any cash-based or equity-based incentive compensation paid to employees, including our NEOs, where the payment was predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. The intent of the policy is to enable the company to recover any amount determined by the Compensation Committee to have been inappropriately received by the employee. The incentive awards that we grant in 2014 will contain such compensation recovery provisions.

ZOETIS 2014 PROXY STATEMENT  29

EXECUTIVE COMPENSATION

TAX DEDUCTIBILITY OF NEO COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid in any fiscal year to specified executive officers unless the compensation qualifies as “performance-based” under that section.

We generally intend to structure our equity-based and cash-based incentive awards to qualify as “performance-based” compensation. However, to maintain flexibility in providing compensation to our executives, we do not have a policy requiring compensation to be deductible.

REPORT OF THE COMPENSATION COMMITTEE

The Zoetis Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Zoetis Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A filed with the SEC.

THE COMPENSATION COMMITTEE

Robert W. Scully, Chair (committee member beginning June 27, 2013)
Sanjay Khosla (committee member beginning June 27, 2013)
Gregory Norden
Louse M. Parent (committee member beginning August 1, 2013)

EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.	Summary Compensation Table. The Summary Compensation Table summarizes the compensation earned by or paid to our NEOs for the fiscal years ended December 31, 2013, 2012, and 2011, including salary earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

2.	2013 Grants of Plan-Based Awards Table. The 2013 Grants of Plan-Based Awards Table summarizes all grants of plan-based awards made to our NEOs for the fiscal year ended December 31, 2013.

3.	2013 Outstanding Equity Awards at Fiscal Year-End Table. The 2013 Outstanding Equity Awards at Fiscal Year-End Table summarizes the unvested stock awards and all stock options held by our NEOs as of December 31, 2013.

4.	2013 Option Exercises and Stock Vested Table. The 2013 Option Exercises and Stock Vested Table summarizes our NEOs’ option exercises and stock award vesting during the fiscal year ended December 31, 2013.

5.	2013 Non-Qualified Deferred Compensation Table. The 2013 Non-Qualified Deferred Compensation Table summarizes the activity during 2013 and account balances under our Supplemental Savings Plan as of December 31, 2013.

6.	Potential Payments upon Employment Termination Table. The Potential Payments upon Employment Termination Table summarizes payments and benefits that would be made to our NEOs in the event of certain employment terminations.

30  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value And
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards(4)	Awards(5)	Compensation(6)	Earnings(7)	Compensation(8)	Total
Named Executive Officer	Year(1)	($)	($)	($)	($)	($)	($)	($)	($)
Juan Ramón Alaix	2013	825,000		2,464,437	1,999,995	1,218,000	0	99,679	6,607,112
Chief Executive Officer	2012	613,533		438,013	441,787	500,000	458,739	49,559	2,501,631
	2011	566,075		412,106	368,983	400,000	687,446	57,658	2,492,268
Richard A. Passov	2013	615,000		1,031,599	699,998	443,000	0	75,762	2,865,358
Executive Vice President and	2012	587,875		297,322	299,889	309,300	264,300	42,729	1,801,415
Chief Financial Officer	2011	591,700 (2)		332,519	297,732	335,000	589,014	44,148	2,190,113
Kristin C. Peck	2013	605,000		1,601,562	559,994	443,000	0	83,903	3,293,458
Executive Vice President and	2012	526,250	250,000 (3)	421,189	424,843	396,000	208,815	51,316	2,278,413
Group President
Clinton A. Lewis, Jr.	2013	400,000		919,000	300,000	300,000	0	46,904	1,965,904
Executive Vice President and	2012	373,800		428,837	129,951	174,900	261,964	13,946	1,383,398
President, US Operations
Catherine A. Knupp	2013	400,000		909,844	300,000	280,000	0	44,931	1,934,775
Executive Vice President and	2012	362,733		423,874	124,954	174,900	196,166	25,375	1,308,002
President, R&D

(1)	Although Zoetis was a separate company for only 11 months in 2013, the amounts shown in the “Salary” column in 2013 represent the full year 2013 earnings. The amounts shown for 2012 and 2011 were earned while Zoetis was wholly owned by Pfizer. Ms. Peck, Mr. Lewis and Dr. Knupp were not Named Executive Officers (NEOs) in 2012; as a result, their 2011 compensation is not included in this table.

(2)	The amount shown in the “Salary” column for Mr. Passov in 2011 includes a one-time lump sum merit increase of $18,000.

(3)	The amount shown in the “Bonus” column for Ms. Peck in 2012 represents a one-time bonus paid by Pfizer in recognition of her leadership and efforts related to the sale of the Pfizer Nutrition business.

(4)	The amounts shown in the “Stock Awards” column represent the aggregate grant date fair values for the RSUs granted by Zoetis in 2013, including replacement RSU grants provided to make up for Pfizer equity awards that were forfeited upon Zoetis’ separation from Pfizer, as well as RSUs and Performance Share Awards (PSAs) granted by Pfizer in 2012 and 2011. The table below shows the Pfizer equity awards that were forfeited by the NEOs in 2013 and replaced by RSU grants in August 2013, some of which are reflected in the “Stock Awards” and “Option Awards” columns for 2012 and 2011. Further information regarding the 2013 awards is included in the 2013 Grants of Plan-Based Awards Table and the 2013 Outstanding Equity Awards at Fiscal Year-End Table. The aggregate grant date fair values have been determined based on the assumptions and methodologies set forth in Note 15 to Zoetis’ 2013 Annual Report on Form 10-K, filed with the SEC on March 26, 2014.

				Number of	Grant Date Value
	Number of Units Forfeited			Replacement	of Replacement
Named Executive Officer	RSUs	PSAs	TSRUs	RSUs	RSUs ($)
Juan Ramón Alaix	8,389	7,931	—	15,471	464,439
Richard A. Passov	5,993	5,658	—	11,046	331,601
Kristin C. Peck	7,705	7,295	66,918	34,696	1,041,574
Clinton A. Lewis, Jr.	12,647	2,294	20,971	20,620	619,012
Catherine A. Knupp	12,579	2,229	20,348	20,315	609,856

ZOETIS 2014 PROXY STATEMENT  31

EXECUTIVE COMPENSATION

(5)	The amounts shown in this column represent the aggregate grant date fair values of the non-qualified stock options awarded by Zoetis in 2013, and the Total Shareholder Return Units (TSRUs) awarded by Pfizer in 2012 and 2011. The Pfizer TSRU awards were forfeited by some of the NEOs and replaced by Zoetis RSU awards in 2013 as shown in the table to Note 4. A Black-Scholes value of $7.01 per share was used for the 2013 Zoetis stock option awards. Further information regarding the 2013 awards is included in the 2013 Grants of Plan-Based Awards Table and the 2013 Outstanding Equity Awards at Fiscal Year-End Table. The aggregate grant date fair values have been determined based on the assumptions and methodologies set forth in Note 15 to Zoetis’ 2013 Annual Report on Form 10-K, filed with the SEC on March 26, 2014.

(6)	The amounts shown in this column represent annual cash incentive awards made to the NEOs under the Zoetis Annual Incentive Plan for 2013, and under Pfizer’s Global Performance Plan for 2012 and 2011.

(7)	Zoetis does not maintain a defined benefit pension plan for which any of our NEOs are eligible and does not pay “above market” interest on non-qualified deferred compensation to employees. For 2012 and 2011, this column reflects pension accruals under Pfizer pension plans. The 2012 pension accrual amounts represent the difference between the December 31, 2012 and December 31, 2011 present values of age 65 accrued pensions under the Pfizer Retirement Annuity Plan and Pfizer Retirement Supplemental Plan, based on the pension plan assumptions for each year. The 2011 pension accrual amounts represent the difference between the December 31, 2011 and December 31, 2010 present values of age 65 accrued pensions under the Pfizer Retirement Annuity Plan and Pfizer Retirement Supplemental Plan, based on the pension plan assumptions for each year. Pfizer did not pay “above market” interest on non-qualified deferred compensation to employees.

(8)	The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Savings Plan (ZSP) and Zoetis Supplemental Savings Plan (ZSSP) as of December 31, 2013. The savings plan matching contributions include matching funds under the Pfizer Savings Plan (PSP) and the ZSP (both tax-qualified retirement savings plans), as well as matching contributions under the related Pfizer Supplemental Savings Plan (PSSP) and the ZSSP, as shown in the table below. The ZSP and ZSSP became effective on July 1, 2013. Balances as of July 10, 2013 in the PSP and PSSP were transferred into the ZSP and ZSSP respectively on July 11, 2013. The ZSSP is discussed in more detail in the 2013 Non-Qualified Deferred Compensation Table. In addition, the “Other” column in the table below represents the imputed income related to Zoetis’ group term life insurance coverage in excess of $50,000 and other miscellaneous reimbursements from Zoetis.

	Savings Plan			Supplemental Savings Plan				All Other
	($)			($)			Other	Compensation
Named Executive Officer	Pfizer	Zoetis	Total	Pfizer	Zoetis	Total	($)	($)
Juan Ramón Alaix	11,195	10,200	21,395	26,774	44,050	70,824	7,461	99,679
Richard A. Passov	9,367	10,200	19,567	17,236	34,460	51,695	4,500	75,762
Kristin C. Peck	11,475	10,200	21,675	18,823	37,403	56,226	6,002	83,903
Clinton A. Lewis, Jr.	11,475	10,200	21,675	4,646	17,796	22,441	2,787	46,904
Catherine A. Knupp	10,871	12,200	23,070	4,646	15,796	20,442	1,419	44,931

32  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following “2013 Grants of Plan Based Awards Table” provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during the year ended December 31, 2013.

							All
							Other	All Other			Grant
							Stock	Option			Date Fair
				Estimated Future Payouts Under			Awards:	Awards:	Exercise	Closing	Value
				Non-Equity Incentive Plan			Number	Number of	or Base	Market	of Stock
				Awards(1)			of Shares	Securities	Price of	Price on	and
			Date of				of Stock	Underlying	Option	Date of	Option
Named Executive		Grant	Committee	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards (2)(3)
Officer	Award	Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Juan Ramón Alaix	Annual Incentive			0	870,000	1,740,000
	Stock Options(4)	1/31/13	1/30/13					285,306	26.00		1,999,995
	Restricted Stock Units(4)	1/31/13	1/30/13				76,923			26.00 (6)	1,999,998
	Restricted Stock Units(5)	8/15/13	8/1/13				15,471			30.02	464,439
Richard A. Passov	Annual Incentive			0	385,000	770,000
	Stock Options(4)	1/31/13	1/30/13					99,857	26.00		699,998
	Restricted Stock Units(4)	1/31/13	1/30/13				26,923			26.00 (6)	699,998
	Restricted Stock Units(5)	8/15/13	8/1/13				11,046			30.02	331,601
Kristin C. Peck	Annual Incentive			0	385,000	770,000
	Stock Options(4)	1/31/13	1/30/13					79,885	26.00		559,994
	Restricted Stock Units(4)	1/31/13	1/30/13				21,538			26.00 (6)	559,988
	Restricted Stock Units(5)	8/15/13	8/1/13				34,696			30.02	1,041,574
Clinton A. Lewis, Jr.	Annual Incentive			0	180,000	360,000
	Stock Options(4)	1/31/13	1/30/13					42,796	26.00		300,000
	Restricted Stock Units(4)	1/31/13	1/30/13				11,538			26.00 (6)	299,988
	Restricted Stock Units(5)	8/15/13	8/1/13				20,620			30.02	619,012
Catherine A. Knupp	Annual Incentive			0	240,000	480,000
	Stock Options(4)	1/31/13	1/30/13					42,796	26.00		300,000
	Restricted Stock Units(4)	1/31/13	1/30/13				11,538			26.00 (6)	299,988
	Restricted Stock Units(5)	8/15/13	8/1/13				20,315			30.02	609,856

(1)	The amounts represent the threshold, target and maximum non-equity incentive plan awards under the Zoetis Annual Incentive Plan for 2013.

(2)	The RSU award values were converted to units using the Zoetis IPO price on February 1, 2013 of $26.00 and the Zoetis closing stock price on August 15, 2013 of $30.02; the Stock Option award values were converted to units using a Black-Scholes value on January 31, 2013 of $7.01. Zoetis’ closing stock price on December 31, 2013 was $32.69.

(3)	The amounts shown in this column represent the award values as of the grant dates. The value of the RSUs is shown at the IPO price on February 1, 2013 of $26.00 and at the closing stock price on August 15, 2013 of $30.02. The value of the Stock Options are shown with a Black-Scholes value of $7.01 as of January 31, 2013. For each Named Executive Officer, the values of the January 31, 2013 stock option and RSU awards were intended to be equal prior to their conversion to units. There are slight differences in value due to rounding down to the next lowest whole unit.

(4)	These Zoetis stock option and RSU awards cliff vest on the third anniversary of the grant date.

(5)	The August 15, 2013 RSU awards were provided to replace forfeited Pfizer equity awards, and vest on the same schedule as the Pfizer awards they are replacing.

(6)	The Zoetis IPO price on February 1, 2013.

ZOETIS 2014 PROXY STATEMENT  33

EXECUTIVE COMPENSATION

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following “2013 Outstanding Equity Awards at Fiscal Year-End Table” summarizes the equity-based long-term incentive awards made to our NEOs that were outstanding as of December 31, 2013. The information shown in this table reflects outstanding Zoetis equity awards; it does not include outstanding Pfizer equity awards. Pfizer equity awards outstanding as of December 31, 2013 are shown in a separate table below. The values provided in that table are based on Pfizer’s closing stock price of $30.63 on December 31, 2013.

Option Awards							Stock Awards
									Market
		Number of	Number of				Number		Value of
		Securities	Securities				of Shares		Shares or
		Underlying	Underlying				or Units		Units
		Unexercised	Unexercised	Option			of Stock		of Stock
		Options	Options	Exercise		Option	That Have		That Have
	Grant	Exercisable	Unexercisable	Price		Expiration	Not Vested		Not Vested
Named Executive Officer	Date	(#)	(#)	($)		Date	(#)(1)		($)(2)
Juan Ramón Alaix	01/31/13		285,306 (3)	26.00	(4)	1/31/2023
	01/31/13						77,397	(3)	2,530,093
	08/15/13						15,503	(5)	506,779
	Total	—	285,306				92,899		3,036,872
Richard A. Passov	01/31/13		99,857 (3)	26.00	(4)	1/31/2023
	01/31/13						27,089	(3)	885,531
	08/15/13						11,069	(5)	361,831
	Total	—	99,857				38,157		1,247,362
Kristin C. Peck	01/31/13		79,885 (3)	26.00	(4)	1/31/2023
	01/31/13						21,671	(3)	708,411
	08/15/13						34,767	(5)	1,136,528
	Total	—	79,885				56,437		1,844,939
Clinton A. Lewis, Jr.	01/31/13		42,796 (3)	26.00	(4)	1/31/2023
	01/31/13						11,609	(3)	379,499
	08/15/13						20,662	(5)	675,444
	Total	—	42,796				32,271		1,054,943
Catherine A. Knupp	01/31/13		42,796 (3)	26.00	(4)	1/31/2023
	01/31/13						11,609	(3)	379,499
	08/15/13						20,356	(5)	665,453
	Total	—	42,796				31,965		1,044,952

(1)	Includes accrued dividend equivalent units.

(2)	Based on Zoetis’ closing stock price on December 31, 2013, of $32.69.

(3)	These Zoetis stock option and RSU awards cliff vest on the third anniversary of the grant date.

(4)	Zoetis IPO stock price on February 1, 2013.

34  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

(5)	These Zoetis RSUs, which include dividend equivalent units applied after the grant date, were provided to replace forfeited Pfizer equity awards, and have the following vesting dates:

Named Executive Officer	# of Units Vesting	Vest Date
Juan Ramón Alaix	4,257	2/24/2014
	11,246	2/23/2015
15,503
Richard A. Passov	3,435	2/24/2014
	7,634	2/23/2015
11,069
Kristin C. Peck	3,435	2/24/2014
	10,815	2/23/2015
	20,517	8/15/2016
34,767
Clinton A. Lewis, Jr.	1,174	2/24/2014
	3,308	2/23/2015
	9,711	12/31/2015
	6,469	8/15/2016
20,662
Catherine A. Knupp	1,174	2/24/2014
	3,180	2/23/2015
	9,711	12/31/2015
	6,291	8/15/2016
20,356

ZOETIS 2014 PROXY STATEMENT  35

EXECUTIVE COMPENSATION

Pfizer Option/TSRU Awards								Pfizer Stock Awards
										Incentive	Incentive
								Number		Plan	Plan
								of		Awards:	Awards:
								Shares	Market	Number	Market
		Number of	Number of	Number of	Number of			or Units	Value of	of	Value of
		Securities	Securities	Securities	Securities			of Stock	Shares or	Unearned	Unearned
	Grant	Underlying	Underlying	Underlying	Underlying	Option/		That	Units	Shares	Shares
	Date/	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	Have	of Stock	That	That
	Performance	Options	Options	TSRUs	TSRUs	Exercise	TSRU	Not	That Have	Have Not	Have Not
Named Executive	Share	Exercisable	Unexercisable	Vested	Unvested	Price	Expiration	Vested	Not Vested	Vested	Vested
Officer	Period	(#)(a)	(#)	(#)(b)(c)	(#)(c)	($)	Date	(#)(c)(d)	($)	(#)(c)	($)
Juan Ramón Alaix	2/26/2004	40,000				37.15	2/25/2014
	2/26/2009			38,557		12.70	2/26/2014
	12/31/2009			37,473		18.19	12/31/2014
	2/25/2010			36,599		17.69	2/25/2015
	2/24/2011				42,348	18.90	2/24/2016	8,316 (e)	254,732
	2/24/2011				35,058	18.90	2/24/2018
	2/23/2012				53,635	21.03	2/23/2017	4,956 (e)	151,814
	2/23/2012				45,468	21.03	2/23/2019

	1/1/2011 -
	12/31/2013									7,451	228,224

	1/1/2012 -
	12/31/2014									4,627	141,725
		40,000		112,629	176,509			13,273	406,546	12,078	369,949

Richard A. Passov	2/26/2004	80,000				37.15	2/25/2014
	2/26/2009			40,423		12.70	2/26/2014
	2/25/2010			32,939		17.69	2/25/2015
	2/24/2011				34,171	18.90	2/24/2016	6,710 (e)	205,538
	2/24/2011				28,288	18.90	2/24/2018
	2/23/2012				36,408	21.03	2/23/2017	3,364 (e)	103,051
	2/23/2012				30,864	21.03	2/23/2019

	1/1/2011 -
	12/31/2013									6,012	184,148

	1/1/2012 -
	12/31/2014									3,141	96,209
		80,000		73,362	129,731			10,075	308,589	9,153	280,356

Kristin C. Peck	2/26/2009			24,493		12.70	2/26/2014
	12/31/2009			26,767		18.19	12/31/2014
	2/25/2010			28,857		17.69	2/25/2015
	2/24/2011			26,534		18.90	2/24/2016
	2/24/2011			21,966		18.90	2/24/2018
	2/23/2012			22,916		21.03	2/23/2017
	2/23/2012			19,427		21.03	2/23/2019

	1/1/2011 -
	12/31/2013									6,012	184,148

	1/1/2012 -
	12/31/2014									4,449	136,273
		—		170,960	—			—	—	10,461	320,420

36  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pfizer Option/TSRU Awards								Pfizer Stock Awards
										Incentive	Incentive
								Number		Plan	Plan
								of		Awards:	Awards:
								Shares	Market	Number	Market
		Number of	Number of	Number of	Number of			or Units	Value of	of	Value of
		Securities	Securities	Securities	Securities			of Stock	Shares or	Unearned	Unearned
	Grant	Underlying	Underlying	Underlying	Underlying	Option/		That	Units	Shares	Shares
	Date/	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	Have	of Stock	That	That
	Performance	Options	Options	TSRUs	TSRUs	Exercise	TSRU	Not	That Have	Have Not	Have Not
Named Executive	Share	Exercisable	Unexercisable	Vested	Unvested	Price	Expiration	Vested	Not Vested	Vested	Vested
Officer	Period	(#)(a)	(#)	(#)(b)(c)	(#)(c)	($)	Date	(#)(c)(d)	($)	(#)(c)	($)
Clinton A. Lewis, Jr.	2/26/2004	27,000				37.15	2/25/2014
	2/26/2009			11,940		12.70	2/26/2014
	12/31/2009			10,707		18.19	12/31/2014
	2/25/2010			11,655		17.69	2/25/2015
	2/24/2011			9,071		18.90	2/24/2016
	2/24/2011			7,510		18.90	2/24/2018
	2/23/2012			7,010		21.03	2/23/2017
	2/23/2012			5,942		21.03	2/23/2019
	1/1/2011 -
	12/31/2013									2,055	62,945
	1/1/2012 -
	12/31/2014									1,361	41,687
		27,000		63,835	—			—	—	3,416	104,632

Catherine A. Knupp	2/26/2004	27,500				37.15	2/25/2014
	2/26/2009			9,204		12.70	2/26/2014
	12/31/2009			16,060		18.19	12/31/2014
	2/25/2010			10,417		17.69	2/25/2015
	2/24/2011			9,071		18.90	2/24/2016
	2/24/2011			7,510		18.90	2/24/2018
	2/23/2012			6,740		21.03	2/23/2017
	2/23/2012			5,714		21.03	2/23/2019

	1/1/2011 -
	12/31/2013									2,055	62,945

	1/1/2012 -
	12/31/2014									1,308	40,064
		27,500		64,716	—			—	—	3,363	103,009

(a)	Outstanding Pfizer stock options are fully vested.

(b)	Outstanding Pfizer TSRUs vested in accordance with the schedule below:

Grant Date	Vesting
2/26/2009	These Pfizer TSRUs vested on 2/26/2012 and become payable on 2/26/2014.
12/31/2009	These Pfizer TSRUs vested on 12/31/2012 and become payable on 12/31/2014.
2/25/2010	These Pfizer TSRUs vested on 2/25/2013 and become payable on 2/25/2015.
2/24/2011	These Pfizer TSRUs vested on 6/24/2013 upon Zoetis' separation from Pfizer, and become payable on 2/24/2016 and 2/24/2018, respectively.
2/23/2012	These Pfizer TSRUs vested on 6/24/2013 upon Zoetis' separation from Pfizer, and become payable on 2/23/2017 and 2/23/2019, respectively.

(c)	A portion of the original Pfizer 2011 and 2012 TSRU, RSU and PSA awards to NEOs were forfeited and replaced by one time Zoetis RSU awards on August 15, 2013. More details on the forfeited Pfizer TSRUs, RSUs and PSAs are shown in Note 4 to the Summary Compensation Table.

(d)	Includes accrued dividend equivalent units.

(e)	These Pfizer RSU awards vested on June 24, 2013 upon Zoetis’ separation from Pfizer, but will not be released until the 3rd anniversary of the grant date (i.e., original vest date). These awards were not cancelled upon separation from Pfizer because Mr. Alaix and Mr. Passov were considered retirement-eligible under Pfizer’s long-term incentive plan.

ZOETIS 2014 PROXY STATEMENT  37

EXECUTIVE COMPENSATION

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following “2013 Option Exercises and Stock Vested Table” provides additional information about the value realized by our NEOs on stock option exercises and the vesting of stock/unit awards during the year ended December 31, 2013. As Zoetis long-term incentive awards are subject to three-year cliff vesting and do not vest until the third anniversary of the grant date, and the first grants under Zoetis’ 2013 Equity and Incentive Plan were made in 2013, there are currently no option exercises or stock vesting to report. This table excludes any information related to Pfizer equity awards.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)
Juan Ramón Alaix	0	0	0	0
Richard A. Passov	0	0	0	0
Kristin C. Peck	0	0	0	0
Clinton A. Lewis, Jr.	0	0	0	0
Catherine A. Knupp	0	0	0	0

The table below shows Pfizer Stock Options that were exercised in 2013, as well as Pfizer RSUs and Performance Share Awards (PSAs) that vested in 2013:

	Option Awards		Restricted Stock Units		Performance Share Awards*
	Number		Number		Number
	of Shares	Value	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting	on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)	(#)	($)
Juan Ramón Alaix	193,000	368,355	10,210	274,036	15,787 **	432,090
Richard A. Passov	239,000	472,255	9,189	246,642	14,208	388,873
Kristin C. Peck	28,000	43,243	19,254	526,517	12,448	340,702
Clinton A. Lewis, Jr.	76,000	152,248	8,859	242,641	5,027	137,589
Catherine A. Knupp	71,700	138,365	8,459	231,860	4,494	123,001

*	The performance shares were determined based on Pfizer’s relative TSR performance over the 2010-2012 performance period and were paid on February 28, 2013 at $27.37.

**	These shares were deferred per Mr. Alaix’ election.

The table below shows Pfizer TSRUs granted on February 28, 2008 that were settled on February 28, 2013 at $27.37:

	Number of Shares	Value Realized
	Acquired on Settlement	on Settlement
Named Executive Officer	(#)	($)
Juan Ramón Alaix	7,879	215,657
Richard A. Passov	12,338	337,684
Kristin C. Peck	5,266	144,119
Clinton A. Lewis, Jr.	3,075	84,161
Catherine A. Knupp	2,345	64,172

38  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

2013 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following “2013 Non-Qualified Deferred Compensation Table” summarizes activity during 2013 and account balances in the Zoetis Supplemental Savings Plan for our NEOs as of December 31, 2013. These amounts include prior Supplemental Savings Plan balances held by our NEOs when they served as executives of Pfizer.

		Aggregate				Aggregate	Aggregate
		Balance at	Executive	Company	Aggregate	Withdrawals/	Balance as of
		January 1,	Contributions	Contributions	Earnings in	Distributions	December 31,
Named Executive		2013	in 2013	in 2013	2013	in 2013	2013
Officer	Plan (1)	($)	($) (2)	($) (3)	($)	($)	($)
Juan Ramón Alaix	Zoetis Supplemental
	Savings Plan	1,157,566	167,195	70,824	247,351	-	1,642,935
Richard A. Passov	Zoetis Supplemental
	Savings Plan	2,583,728	186,790	51,695	221,849	-	3,044,062
Kristin C. Peck	Zoetis Supplemental
	Savings Plan	356,049	43,247	56,226	105,146	-	560,667
Clinton A. Lewis, Jr.	Zoetis Supplemental
	Savings Plan	0	18,194	22,441	1,694	-	42,330
Catherine A. Knupp	Zoetis Supplemental
	Savings Plan	516,317	51,550	20,442	70,960	-	659,268

(1)	The key features of the plan are described in the Compensation Discussion and Analysis. January 1, 2013 balances reflect balances under the Pfizer Supplemental Savings Plan (PSSP). The Zoetis Supplemental Savings Plan (ZSSP) was implemented on July 1, 2013. Balances under the PSSP as of July 10, 2013 were transferred into the ZSSP on July 11, 2013. Amounts shown in the “Executive Contributions in 2013,” “Company Contributions in 2013” and “Aggregate Earnings in 2013” columns reflect the aggregate totals from both the PSSP and ZSSP. The table below shows the balances transferred from the PSSP into the ZSSP on July 11, 2013.

Transferred
Balance
Named Executive Officer	($)
Juan Ramón Alaix	1,415,485
Richard A. Passov	2,798,076
Kristin C. Peck	457,483
Clinton A. Lewis, Jr.	10,817
Catherine A. Knupp	567,138

(2)	Executive contribution amounts shown in this table are reflected in the “Salary” column of the Summary Compensation Table.

(3)	Company contribution amounts shown in this table include profit sharing and company matching contributions and are reflected in the “All Other Compensation” column of the Summary Compensation Table. Company contribution amounts under the Zoetis Savings Plan are also reflected in the “All Other Compensation” column of the Summary Compensation Table but not in the table above. Aggregate earnings are not reflected in the Summary Compensation Table.

ZOETIS 2014 PROXY STATEMENT  39

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION TABLE

The following “Potential Payments upon Employment Termination Table” shows the estimated benefits payable upon a hypothetical termination of employment under Zoetis’ Executive Severance Plan and 2013 Equity and Incentive Plan under various termination scenarios as of December 31, 2013. Severance benefits are subject to the execution of a release agreement.

				Change in		Death or
Named Executive		Without Cause		Control		Disability		Retirement
Officer	Description	($)		($)		($)		($)
Juan Ramón Alaix	Severance Amount	2,835,000	(1)	4,725,000	(5)	-		-
	Value of Benefits Continuation	13,365	(2)	20,048	(6)	-		-
	Value of Outplacement Services	16,560	(3)	16,560	(3)	-		-
	Equity Acceleration	2,871,012	(4)	4,945,569	(7)	4,945,569	(8)	-
	TOTAL	5,735,937		9,707,177		4,945,569
Richard A. Passov	Severance Amount	1,000,000	(1)	2,000,000	(5)	-		-
	Value of Benefits Continuation	18,964	(2)	28,445	(6)	-		-
	Value of Outplacement Services	16,560	(3)	16,560	(3)	-		-
	Equity Acceleration	1,080,266	(4)	1,915,405	(7)	1,915,405	(8)	-
	TOTAL	2,115,790		3,960,410		1,915,405
Kristin C. Peck	Severance Amount	990,000	(1)	1,980,000	(5)	-		-
	Value of Benefits Continuation	18,937	(2)	28,405	(6)	-		-
	Value of Outplacement Services	16,560	(3)	16,560	(3)	-		-
	Equity Acceleration	1,002,844	(4)	2,379,370	(7)	2,379,370	(8)	-
	TOTAL	2,028,341		4,404,335		2,379,370
Clinton A. Lewis, Jr.	Severance Amount	580,000	(1)	1,160,000	(5)	-		-
	Value of Benefits Continuation	18,699	(2)	28,049	(6)	-		-
	Value of Outplacement Services	16,560	(3)	16,560	(3)	-		-
	Equity Acceleration	533,399	(4)	1,341,248	(7)	1,341,248	(8)	-
	TOTAL	1,148,658		2,545,857		1,341,248
Catherine A. Knupp	Severance Amount	640,000	(1)	1,280,000	(5)	-		-
	Value of Benefits Continuation	19,772	(2)	29,658	(6)	-		-
	Value of Outplacement Services	16,560	(3)	16,560	(3)	-		-
	Equity Acceleration	531,634	(4)	1,331,257	(7)	1,331,257	(8)	-
	TOTAL	1,207,965		2,657,475		1,331,257

(1)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 18 months’ base salary and target bonus for the CEO, and equal to 12 months’ base salary and target bonus for the other NEOs in the event of the executive’s involuntary termination without Cause.

(2)	These amounts represent the cost of 12 months of active health and life insurance coverage.

(3)	These amounts represent the program fee for outplacement services for 12 months.

(4)	These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination without Cause using Zoetis’ closing stock price of $32.69 on December 31, 2013. In the event of an executive’s involuntary termination without Cause, unvested stock options fully vest while unvested RSUs vest on a pro rata basis.

(5)	These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 30 months’ base salary and target bonus for the CEO, and equal to 24 months’ base salary and target bonus for the other NEOs in the event of the executive’s involuntary termination without Cause or for Good Reason within 24 months after a change in control.

(6)	These amounts represent the cost of 18 months of active health and life insurance coverage.

(7)	These amounts represent the value of Zoetis long-term incentive awards that vest following a change in control using Zoetis’ closing stock price of $32.69 on December 31, 2013. In the event of the executive’s involuntary termination without Cause or for Good Reason within 24 months after a change in control, all unvested stock options and RSUs fully vest.

(8)	These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to death or disability using Zoetis’ closing stock price of $32.69 on December 31, 2013. In the event of the executive’s termination due to death or disability, all unvested stock options and RSUs fully vest.

40  ZOETIS 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Under our Executive Severance Plan, “Cause” includes acts of dishonesty, fraud, or misrepresentation in connection with the executive’s responsibilities to the company; a willful, material violation of any law or regulation applicable to the business of the company; a conviction of, or plea of nolo contendere to, a felony or any crime that results in or is reasonably expected to result in material injury to the business or reputation of the company; willful misconduct or gross negligence in carrying out the executive’s job responsibilities; unauthorized use or disclosure of proprietary information or trade secrets; willful breach of obligations under any written agreement or covenant with the company that is injurious to the company; violation or disregard of any company policy that results in or is reasonably expected to result in material injury to the business or reputation of the company; failure or refusal to perform the executive’s duties or responsibilities to the company; and neglect or persistent unsatisfactory performance of the executive’s duties, and failure to cure such condition within 30 days after receiving written notice.

Under our Executive Severance Plan, “Good Reason” is defined as the executive’s resignation, within 24 months of a change in control, due to one of the following conditions occurring without the executive’s written consent (providing the requirements regarding advance notice and an opportunity to cure the condition are satisfied): a material reduction in the executive’s base compensation; a material reduction in the executive’s duties, authority, responsibilities, or reporting relationship; or a requirement to relocate to a facility or location more than 25 miles from the executive’s current location, with an increase in commuting time of more than 30 minutes during normal commuting hours and under typical traffic conditions.

EQUITY COMPENSATION PLANS

The following table shows shares reserved for issuance for outstanding awards granted under the company’s equity plans as of December 31, 2013.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved
by security holders	3,863,958 (1)	$26.11	20,728,313
Equity compensation plans not approved
by security holders	—	—	—
Total	3,863,958 (1)	$26.11	20,728,313

(1)	Includes 2,879,564 stock options, 35,023 shares underlying deferred stock units (DSUs) and 949,370 shares underlying restricted stock units (RSUs). DSUs and RSUs are disregarded for purposes of determining weighted average exercise price.

ZOETIS 2014 PROXY STATEMENT  41

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors divided into three classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The directors in Class I, whose terms expire at the 2014 Annual Meeting, are Gregory Norden, Louise M. Parent and Robert W. Scully. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Corporate Governance Committee, to stand for election for a term expiring at the 2017 Annual Meeting of Shareholders. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

Unless otherwise instructed, it is the intention of the proxy holders to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any of the Board nominees will refuse or be unable to serve as a director if elected.

In order to be elected, a nominee must receive more votes cast “For” than “Against” his or her election. Abstentions and broker non-votes will have no effect on the outcome of the vote. See “Corporate Governance — Majority Voting Standard for Director Elections” for information about our procedures if a nominee fails to receive a majority of the votes.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

INFORMATION ABOUT DIRECTORS

The following table sets forth certain information regarding the director nominees and the directors of the company whose terms will continue after the Annual Meeting.

			Term
Name	Age(1)	Position(s) with the Company	Expires
Juan Ramón Alaix	62	Chief Executive Officer and Director	2016
Frank A. D’Amelio	56	Director	2016
Sanjay Khosla	62	Director	2015
Michael B. McCallister	61	Non-Executive Chairman of the Board and Director	2016
Gregory Norden	56	Director	2014	(2)
Louise M. Parent	63	Director	2014	(2)
Willie M. Reed	59	Director	2015
Robert W. Scully	64	Director	2014	(2)
William C. Steere, Jr.	77	Director	2015

(1)	As of April 3, 2014.

(2)	Nominee for re-election at the 2014 Annual Meeting for a term expiring in 2017.

Set forth below is certain information with respect to the director nominees and continuing directors. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years. In addition, described below are each director’s particular experiences, qualifications, attributes or skills that contributed to the Board’s conclusion that the person should continue to serve as a director of the company.

42  ZOETIS 2014 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

DIRECTOR NOMINEES

GREGORY NORDEN Age 56 Director since January 2013

Managing Director, G9 Capital Group, LLC, which invests in early stage ventures and provides corporate financial advisory services. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth/American Home Products, most recently as Wyeth’s Senior Vice President and Chief Financial Officer (2007 – 2010). Prior to this role, Mr. Norden was Executive Vice President and Chief Financial Officer of Wyeth Pharmaceuticals. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Co. Mr. Norden also serves on the boards of Welch Allyn, a provider of medical diagnostic equipment, and NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products. Mr. Norden is a former director of Human Genome Sciences, Inc., where he served until 2012. Mr. Norden’s background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries makes him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive experience in corporate finance, including as a former CFO

  Experience in global healthcare and pharmaceutical industries

  Background in accounting as an audit manager at a major accounting firm

  Public company director experience

LOUISE M. PARENT Age 63 Director since August 2013

Former Executive Vice President and General Counsel of American Express Company (2003 – 2013). Ms. Parent brings deep experience in corporate governance and board matters, and compliance and risk management, gained during her tenure with American Express, where she worked extensively with the Audit, Compensation, and Nomination and Governance committees in her role as General Counsel. Ms. Parent also served on the operating committee and global management team of American Express from 2003 through 2013 and was a member of the board of American Express Centurion Bank through 2013. Ms. Parent holds a bachelor’s degree from Smith College and a law degree from Georgetown University Law Center. Ms. Parent’s experience in corporate governance, compliance and risk management, and global management makes her a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive experience in corporate governance and board matters

  Extensive experience in compliance and risk management

  Operating and senior management experience as EVP and General Counsel at American Express

  Global business experience

  Legal background

ZOETIS 2014 PROXY STATEMENT  43

ITEM 1 — ELECTION OF DIRECTORS

ROBERT W. SCULLY Age 64 Director since June 2013

Former member of the Office of the Chairman, Morgan Stanley. Mr. Scully has nearly 35 years of experience in the financial services industry. He served as a member of the Office of the Chairman of Morgan Stanley, focusing on the firm’s key clients, until his retirement in January 2009. He served in various roles at Morgan Stanley from 1996 through 2008, and before that held various positions in other banking and financial services companies. He currently serves on the board of KKR & Co. LP, a global investment management firm. Mr. Scully holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School. Mr. Scully’s global management experience, business development knowledge, and investor insights make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive experience in financial services

  Global management experience

  Public company director experience

44  ZOETIS 2014 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

CONTINUING DIRECTORS

JUAN RAMÓN ALAIX Age 62 Director since July 2012

Chief Executive Officer of our company (or its predecessor, Pfizer’s animal health business unit (Pfizer Animal Health)) since July 2012. From 2006 to 2012 he served as President of Pfizer Animal Health, and was responsible for its overall strategic direction and financial performance. Under his leadership, the company grew to become a $4.3 billion enterprise in 2012 with more than 9,300 employees in over 70 countries. Mr. Alaix has 35 years’ experience in finance and management, including 20 years in the pharmaceutical industry. He joined Pfizer in 2003 and held various positions, including Regional President of Central/Southern Europe for Pfizer’s pharmaceutical business. Prior to that, Mr. Alaix held various positions with Pharmacia, including as Country President of Spain, from 1998 until Pharmacia’s acquisition by Pfizer in 2003. Earlier in his career he served in general management with Rhône-Poulenc Rorer in Spain and Belgium. In 2013, Mr. Alaix completed a two-year term as President of the International Federation for Animal Health (IFAH), and continues to serve as a member of its board and executive committee. IFAH represents manufacturers of veterinary medicines, vaccines and other animal health products in both developed and emerging markets. A native of Spain, Mr. Alaix received a graduate degree in economics from the Universidad de Madrid. Mr. Alaix’s experience, including his knowledge and leadership of our company, his business and management experience, and his experience in the animal health industry make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Knowledge and leadership of our company as its current CEO and former President of Pfizer Animal Health

  Experience in animal health industry

  Global business experience

  Background in economics
FRANK A. D’AMELIO Age 56 Director since July 2012

Executive Vice President of Business Operations and Chief Financial Officer of Pfizer since December 2010, where he serves as a member of Pfizer’s Senior Executive Leadership Team. Mr. D’Amelio joined Pfizer in September 2007 and held various positions, including Senior Vice President and Chief Financial Officer. From November 2006 to August 2007, Mr. D’Amelio held the position of Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent, S.A., a global telecommunications equipment company. He currently serves as a member of the board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services, and as chair of its audit committee. He also serves on the boards of the Independent College Fund of New Jersey and the Gillen-Brewer School, and formerly served as a member of the National Advisory Board of JPMorgan Chase & Co. Mr. D’Amelio earned his MBA in Finance from St. John’s University and his bachelor’s degree in Accounting from St. Peter’s College. Mr. D’Amelio’s business, management and leadership experience and his experience serving on the board of another public company make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive management experience, including as a member of Pfizer’s Senior Executive Leadership Team

  Experience in finance and accounting, including as CFO of Pfizer

  Global business experience

  Public company director experience

ZOETIS 2014 PROXY STATEMENT  45

ITEM 1 — ELECTION OF DIRECTORS

SANJAY KHOSLA Age 62 Director since June 2013

Former Executive Vice President, Mondelēz International. Mr. Khosla brings more than 35 years of international business experience from his career with food, beverage and consumer product leaders such as Mondelēz, Kraft and Unilever, where he managed various business units, particularly in developing markets. As President, Kraft Foods, Developing Markets (now Mondelēz International) from 2007 to 2013, Mr. Khosla transformed the business from a $5 billion to a $16 billion business, while significantly improving profitability. He also has animal health experience from his three-year tenure (2004 – 2007) as Managing Director of Fonterra Brands and Food Service, a multinational dairy cooperative based in New Zealand. Mr. Khosla serves on the board of Best Buy, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, and on the board of NIIT, Ltd., a company involved in technology-related educational services. Mr. Khosla holds a bachelor’s degree in electrical engineering from the Indian Institute of Technology in New Delhi. Mr. Khosla’s international business and management experience and his experience serving on the board of another public company make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive international business and management experience

  Experience in animal health industry

  Global business experience, including in developing markets

  Public company director experience
MICHAEL MCCALLISTER Age 61 Director since January 2013; Board Chair since June 2013

Former Chairman of the Board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services, from 2010 to 2013, where he led the board’s corporate governance efforts. Mr. McCallister joined Humana in 1974, and was its Chief Executive Officer from February 2000 until his retirement on December 31, 2012. During his tenure as CEO, Humana gained a reputation as one of the industry’s leading people-focused innovative companies, leveraging products, processes and technology to help individuals take control of their own health. Mr. McCallister served for many years on the board of the Business Roundtable and is past Chairman of its Health and Retirement Task Force. He is currently on the boards of AT&T, where he serves on the audit committee, Fifth Third Bank, and Bellarmine University. Mr. McCallister holds a bachelor’s degree in accounting from Louisiana Tech University and an MBA from Pepperdine University. Mr. McCallister’s extensive business and management experience in the health care industry and public company board service make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive business and senior management experience, including as former CEO of Humana

  Background in accounting

  Experience in corporate governance

  Public company director experience

46  ZOETIS 2014 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

WILLIE M. REED Age 59 Director since March 2014

Dean of the College of Veterinary Medicine at Purdue University, since 2006. Dr. Reed has more than 30 years of experience in animal health and veterinary medicine, gained during his tenure at Purdue University and Michigan State University, and as a Diplomate of the American College of Veterinary Pathologists and Charter Diplomate of the American College of Poultry Veterinarians. Dr. Reed has served as President of the Association of American Veterinary Medical Colleges (AAVMC), President of the American Association of Veterinary Laboratory Diagnosticians (AAVLD), President of the American Association of Avian Pathologists (AAAP) and Chair of the American Veterinary Medical Association Council on Research. He currently serves on the American Veterinary Medical Association’s (AVMA) Member Services Committee. Dr. Reed has a Doctor of Veterinary Medicine degree from Tuskegee University, and a Ph.D in Veterinary Pathology from Purdue University. Dr. Reed’s medical expertise, his deep understanding of veterinary medicines and vaccines and his leadership experience in the animal health community make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Doctorate in veterinary medicine

  Expert in avian pathology, diagnostic medicine and infectious diseases

  Scientific understanding of veterinary medicines and vaccines

  Extensive leadership experience in the animal health community
WILLIAM C. STEERE, JR. Age 77 Director since January 2013

Chairman Emeritus of Pfizer, since July 2001. Mr. Steere joined Pfizer in 1959 and held various positions, including Chief Executive Officer from 1991 until 2000, Chairman of the board of directors from 1992 until 2001, and member of the board of directors until 2011. Mr. Steere also served on the boards of directors of Dow Jones & Company, Inc. until 2007 and MetLife, Inc. until 2010. Mr. Steere’s extensive business and management experience and public company board service and his knowledge of the animal health business obtained through his service with Pfizer make him a valuable member of our Board.

Specific qualifications, experience, skills, and expertise:

  Extensive senior management experience, including as former CEO of Pfizer

  Knowledge of animal health business

  Global business experience

  Public company director experience

ZOETIS 2014 PROXY STATEMENT  47

ITEM 1 — ELECTION OF DIRECTORS

EXECUTIVE OFFICERS

The following persons currently serve as our executive officers.

JUAN RAMÓN ALAIX

Age 62
Chief Executive Officer and Director

Information about Mr. Alaix is provided on page 45.

RICHARD A. PASSOV

Age 55
Executive Vice President and Chief Financial Officer

Mr. Passov has served as our Executive Vice President and Chief Financial Officer since July 2012. He joined Pfizer in 1997 and served as Senior Vice President and Treasurer of Pfizer from 2001 to 2012, and as Assistant Treasurer of Pfizer from 1997 to 2001.

SANDRA J. BEATY

Age 56
Executive Vice President of Corporate Affairs

Ms. Beaty has served as our Executive Vice President of Corporate Affairs since October 2012. Ms. Beaty joined Pfizer in 1996 and held various positions, including Senior Vice President of Public Affairs and Chief of Staff to the former Pfizer Chairman and CEO.

ALEJANDRO BERNAL

Age 41
Executive Vice President and Area President of the Europe, Africa and Middle East Region

Mr. Bernal has served as our Executive Vice President and Area President of the Europe, Africa and Middle East region since October 2012 and was Area President of that region for Pfizer's animal health business unit from 2010 to 2012. Mr. Bernal joined Pfizer in 2000 and held various positions, including Area President of the Canada and Latin America region; Regional Director of Southwest and Central Latin America; Division Director for Central America and Colombia; Swine and Poultry Team Leader for Mexico; and Swine Product Manager for Northern Latin America for Pfizer Animal Health.

HEIDI C. CHEN

Age 47
Executive Vice President, General Counsel and Corporate Secretary

Ms. Chen has served as our Executive Vice President and General Counsel since October 2012, as our Corporate Secretary since July 2012 and was Vice President and Chief Counsel of Pfizer Animal Health from 2009 to 2012. Ms. Chen joined Pfizer in 1998 and held various legal and compliance positions, including lead counsel for Pfizer's established products business unit.

CATHERINE A. KNUPP

Age 53
Executive Vice President and President of Research and Development

Dr. Knupp has served as our Executive Vice President and President of Research and Development since October 2012 and was Vice President of Pfizer's Veterinary Medicine Research and Development business unit from 2005 to 2012. Dr. Knupp joined Pfizer in July 2001 and held various positions, including Vice President of Pfizer’s Michigan laboratories for Pharmacokinetics, Dynamics and Metabolism.

ROXANNE LAGANO

Age 49
Executive Vice President and Chief Human Resources Officer

Ms. Lagano has served as our Executive Vice President and Chief Human Resources Officer since October 2012. Ms. Lagano joined Pfizer in 1997 and held various positions, including Senior Vice President, Pfizer Global Compensation, Benefits and Wellness; and Senior Director, Business Transactions, Pfizer Worldwide Human Resources.

48  ZOETIS 2014 PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

JOYCE J. LEE

Age 41
Executive Vice President and Area President of the Canada and Latin America Region

Ms. Lee has served as our Executive Vice President and Area President of the Canada and Latin America region since October 2012 and was Area President of the same region for Pfizer Animal Health from 2010 to 2012. Ms. Lee joined Pfizer in 2003 with its acquisition of Pharmacia and held various positions, including Vice President of Global Poultry and Vice President of Global Business Technology, for Pfizer Animal Health.

CLINTON A. LEWIS, JR.

Age 47
Executive Vice President and President of U.S. Operations

Mr. Lewis has served as our Executive Vice President and President of U.S. Operations since October 2012 and was President of U.S. Operations for Pfizer Animal Health from 2007 to 2012. Mr. Lewis joined Pfizer in 1988 and held various positions across sales, marketing and general management, including Senior Vice President of Sales, U.S.; General Manager, Pfizer Caribbean; and General Manager, U.S. Anti-Infectives.

KRISTIN C. PECK

Age 42
Executive Vice President and Group President

Ms. Peck has served as our Executive Vice President and Group President since October 2012. Ms. Peck joined Pfizer in 2004 and held various positions, including Executive Vice President, Worldwide Business Development and Innovation; Senior Vice President of Worldwide Business Development, Strategy and Innovation; Senior Vice President, Worldwide Strategy and Innovation; Vice President, Strategic Planning; Chief of Staff to the Vice Chairman; and Senior Director, Strategic Planning. Ms. Peck also served as a member of Pfizer’s Executive Leadership Team.

STEFAN WEISKOPF

Age 54
Executive Vice President and Area President of the Asia Pacific Region

Mr. Weiskopf has served as our Executive Vice President and Area President of the Asia Pacific region, which includes Australia and New Zealand, since October 2012 and was Area President of that region for Pfizer's animal health business unit from 2007 to 2012. Mr. Weiskopf joined Pfizer in 1988 and held various positions, including Division Director Animal Health for Germany, Austria and Switzerland.

ZOETIS 2014 PROXY STATEMENT  49

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking your vote, on an advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, as provided on pages 17 to 41 of this proxy statement. This Item gives you an opportunity to express your view of our 2013 executive compensation programs and policies. While the vote does not address any specific item of compensation and is not binding on the Board, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Our Board of Directors believes that our executive compensation program is well designed, appropriately aligns executive pay with company performance, and incentivizes desirable executive performance.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

50  ZOETIS 2014 PROXY STATEMENT

ITEM 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with SEC regulations and the Dodd-Frank Act, we are seeking your vote, on an advisory basis, on whether we should hold an advisory “say on pay” vote, such as Item 2 in our proxy statement, every one, two, or three years. We are required to hold this non-binding, “frequency” vote at least once every six years.

Our Board of Directors believes that an annual advisory vote on executive compensation is the best approach for our company. It would allow our shareholders to provide timely, direct input on our executive compensation policies and practices as disclosed in the proxy statement each year. We recognize that shareholders may have different views as to the appropriate frequency of the say on pay vote and look forward to hearing from you as to your preference.

You may vote to hold a say on pay vote every one year, two years, or three years, or you may abstain. You are not voting for or against the Board’s recommendation.

We will treat the option that receives the highest number of votes cast as the recommendation of our shareholders. While the vote is not binding on the Board, the Compensation Committee and the Board will consider the outcome of the vote in determining how frequently to present shareholders with a say on pay vote. However, we may decide that it is in the best interests of our company to hold an advisory vote on executive compensation more or less frequently than the option voted for by our shareholders.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

ZOETIS 2014 PROXY STATEMENT  51

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

We are seeking your approval of our 2013 Equity and Incentive Plan (the “Plan”). We adopted the Plan while we were wholly owned by Pfizer. The Plan was approved by Pfizer as our sole shareholder and became effective January 28, 2013. We are seeking your approval of the

Plan because such approval is one of the requirements which must be satisfied in order for awards under the Plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and thus be tax deductible by us.

KEY TERMS OF THE PLAN

The following is a summary of the key provisions of our 2013 Equity and Incentive Plan. Some of these provisions are described in greater detail below. The summary and descriptions are qualified by reference to the text of the Plan, which is set forth as Appendix A to this Proxy Statement.

Shares Authorized	25 million (subject to adjustment to reflect stock splits and other changes in capitalization); no more than 50% of such shares may be issued with respect to incentive stock options (ISOs).
Eligible Participants	Employees (including officers) of the company and its affiliates, and non-employee directors of the company. Award recipients are selected by the Administrator from among those eligible.
Types of Awards

  stock options

  stock appreciation rights (SARs)

  restricted stock

  restricted stock units (RSUs)

  stock payment awards

  performance awards (cash or stock)

  dividend equivalents

  other incentive awards

The plan authorizes awards that are intended to qualify as performance-based under Section 162(m) as well as awards that are not intended to so qualify.

Individual Award Limits (per person in any calendar year)

  1.5 million shares subject to options and SARs granted in any year

  1.5 million shares subject to awards other than options and SARs granted in any year

  $10 million paid in any year under cash-denominated awards intended to be performance-based under Section 162(m)

  $500,000 aggregate grant date fair value for awards to non-employee directors

These limits are subject to adjustment to reflect stock splits and other changes in capitalization.

No Discounted Stock Options or SARs	Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.
No Repricing Without Shareholder Approval

We will not reduce the exercise price of a stock option or SAR or exchange such award for cash, an award of a different type, or another award with a lower exercise price without shareholder approval (except in accordance with the Plan’s adjustment provision).

No Liberal Share Recycling	Shares surrendered or withheld to pay the exercise price of an award or withholding taxes related to an award will not become available for future awards.
Vesting

Restricted stock and RSU awards whose vesting is time-based generally vest no earlier than pro rata over a 3-year period, except for awards covering up to 5% of the shares authorized under the Plan and awards made to replace forfeited Pfizer equity awards. We intend to grant awards that cliff vest on the third anniversary of the grant date.

Claw-back	All awards under the plan are subject to the company’s claw-back policy as from time to time in effect.
Plan Termination	No awards may be granted after January 28, 2023.

52  ZOETIS 2014 PROXY STATEMENT

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

DESCRIPTION OF THE EQUITY PLAN

The purposes of the Plan are to provide long-term incentives to individuals with significant responsibility for our success and growth, to align the interests of such individuals with those of our shareholders, to assist us in recruiting, retaining, and motivating our employees, and to provide an effective means to link pay to performance. The Plan provides for the grant of stock options (both incentive stock options (ISOs) and non-qualified stock options), restricted stock, restricted stock units (RSUs), performance awards (cash or stock), dividend equivalent awards, stock payment awards, stock appreciation rights (SARs), and other incentive awards.

ADMINISTRATION

The Plan is administered by the Compensation Committee with respect to awards to employees and by the full Board with respect to awards to non-employee directors. The Board may also exercise any right of the Committee except as to matters where regulatory or stock exchange requirements call for action by an independent committee. The Committee or Board, as applicable, is referred to as the “Administrator.” The Administrator has the power to interpret the Plan and all award agreements; to adopt, amend, and interpret rules for the administration of the Plan; to designate the individuals who will receive awards and the number and types of awards to be granted to each; to determine the terms and conditions of awards, which need not be uniform; and to make all other decisions and determinations that may be required under the Plan or that the Administrator deems necessary or advisable to administer the Plan. The Administrator has authority to adopt modifications, procedures, and subplans for awards to participants who are foreign nationals or are working outside the United States to conform to local laws and regulations. All decisions and interpretations of the Administrator are final and binding on all persons. To the extent permitted by law and subject to restrictions set forth in the Plan, the Administrator may delegate some or all of its authority to a committee of directors or to one or more officers.

LIMITATIONS ON SIZE OF AWARDS

A maximum of 25 million shares may be issued under the Plan (subject to adjustment). No more than 50% of the shares authorized for the Plan may be issued with respect to incentive stock options (ISOs). The number of shares that can be subject to stock options and stock appreciation rights granted to any one employee in any calendar year cannot exceed 1.5 million shares (subject to adjustment), and the number of shares that can be subject to stock-denominated awards other than stock options and SARs granted to any one employee in any calendar year cannot exceed 1.5 million shares (subject to adjustment). No more than $10 million may be paid to any employee in any year under a cash-denominated award that is intended to be performance-based under

Section 162(m) of the Code. The maximum aggregate grant date fair value of awards to any non-employee director in any calendar year cannot exceed $500,000.

Both (i) shares that are authorized but unissued, and (ii) shares that have been reacquired by the company, are available to be awarded under the Plan. Any awarded shares that are forfeited, cancelled, exchanged, or surrendered, and any shares subject to an award that terminates or expires without a distribution of shares to the participant, will again be available for awards under the Plan, except that shares that are surrendered or withheld to pay the exercise price of an award or withholding taxes related to an award will not become available for future awards.

ZOETIS 2014 PROXY STATEMENT  53

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

ADJUSTMENTS

In the event of certain corporate transactions involving our common stock, such as a stock dividend, stock split, combination or exchange of shares, merger, consolidation, reclassification, reorganization, repurchase, distribution of assets (other than normal cash dividends), or other corporate transaction or event affecting our shares or their price, the Administrator is required to make an equitable adjustment to reflect the transaction or event and to prevent the dilution or enlargement of rights. This may include (i) adjustment of the number and kind of shares that may be delivered under the Plan and under the individual limits described above, (ii) adjustment of the number and kind of shares or other securities or property subject to outstanding awards, (iii) adjustment to the terms and conditions of outstanding awards, including performance criteria or targets, (iv) adjustment to the grant or exercise price of any outstanding award, (v) cash-out of awards by payment of cash or other property equal to the value of the shares subject to the award reduced by any exercise or purchase price for such shares, and (vi) cancellation of underwater options or SARs without payment.

ELIGIBILITY

Awards may be granted to employees (including officers) of the company and its affiliates, and to non-employee directors of the company. The term “affiliates” includes our subsidiaries and any entity in which we have a significant equity interest, as determined by the Administrator. As of December 31, 2013, there were approximately 3,860 employees and 7 non-employee directors who were eligible to participate in the Plan. The Administrator selects the individuals within these categories to whom awards will be granted. During 2013, awards were granted to 1,842 employees (including 11 executive officers) and 7 non-employee directors.

TYPES OF AWARDS

The Administrator determines all of the terms and conditions of awards under the Plan, subject to any express restrictions contained in the Plan. Vesting of awards is subject to such conditions as the Administrator may determine which may be time-based or performance-based. Awards may be granted alone or in tandem with other awards.

Stock Options and Stock Appreciation Rights (SARs). Stock options granted under the Plan may be “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount in cash or shares equal to the excess of the fair market value of a share on the date of exercise over the exercise price of the SAR. The exercise price of a stock option or SAR may not be less than the fair market value of our common stock on the date of grant. The period to exercise a stock option or SAR may not exceed ten years. Payment of the exercise price of an option may be made in any combination of the following: (i) cash or check, (ii) delivery of previously-acquired shares, including shares issuable upon exercise of the option, or (iii) any form of legal consideration acceptable to the Administrator, including through broker-assisted cashless exercise. The Administrator may determine the conditions for vesting of awards and the extent to which the award may be exercised after termination of employment. The Administrator may accelerate the vesting of awards and, to the extent permitted by applicable tax law, may extend their exercise period or term and otherwise amend the provisions relating to termination of employment. However, the Administrator may not reduce the exercise price of a stock option or SAR or exchange such award for cash, an award of a different type, or another award with a lower exercise price without shareholder approval (except in accordance with the Plan’s adjustment provision).

Restricted Stock and Restricted Stock Unit (RSU) Awards. Restricted stock is a grant of stock which is subject to forfeiture if the conditions for vesting are not satisfied. Unless the award agreement provides otherwise, a holder of restricted stock has all the rights of a shareholder, including the right to vote and to receive dividends. A restricted stock unit (RSU) is a right to receive shares (or their value in cash) in the future. The Administrator determines the time and form of payment of each RSU award, and may permit the participant to elect the payment dates. Restricted stock

54  ZOETIS 2014 PROXY STATEMENT

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

and RSU awards vest on conditions determined by the Administrator. However, awards whose vesting is time-based generally cliff vest no earlier than pro rata over a 3-year period, except for awards covering up to 5% of the shares authorized under the Plan and awards made to replace forfeited Pfizer equity awards. We intend to grant awards that vest on the third anniversary of the grant date.

Performance Awards. Performance Awards are awards whose vesting and value are linked to achievement of one or more of the performance goals set forth in the Plan or other specific criteria determined by the Administrator over a performance period specified by the Administrator. Such awards may be paid in cash, shares, or a combination of both. Performance Awards under the Plan may, but need not, be structured so as to satisfy the requirements for deductibility under Section 162(m) of the Code. Awards intended to qualify under Section 162(m) may be paid only if and to the extent the performance goals for the applicable performance period are achieved, and are subject to the other requirements of Section 162(m).

Awards intended to qualify under Section 162(m) must be based on achievement of one or more of the following performance goals: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) sales-related goals; (xxv) customer satisfaction and/or growth; (xxvi) research and development achievements; (xxvii) financing and other capital raising transactions; (xxviii) capital expenditures; and (xxix) economic profit, any of which may be measured either in absolute terms for the company or any operating unit of the company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals may be expressed in terms of overall company performance, or the performance of an affiliate or one or more divisions, business units or product lines, and may be based on the attainment of specified levels of performance relative to the performance of other corporations or the performance of an index, survey, or other benchmark.

The Compensation Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the company during the performance period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Dividend Equivalents. The Administrator may grant awards of dividend equivalents, either alone or in tandem with another award. Under such an award, dividend equivalents would be credited to the participant at the time dividends are paid on our common stock, would be converted to either cash or shares at the time and under the formula determined

ZOETIS 2014 PROXY STATEMENT  55

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

by the Administrator, and would be paid at the time and subject to the conditions determined by the Administrator.

Stock Payments. The Administrator is authorized to make awards in the form of stock payments, with the number or value of the shares delivered determined by the Administrator. Such awards may be based on attainment of performance goals or upon any other specific criteria determined by the Administrator, which may include past service to the company or an affiliate.

Other Incentive Awards. The Administrator is authorized to grant awards that cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares, shareholder value or shareholder return. The Administrator is authorized to determine the terms and conditions of such awards, including the conditions for payment of the award, the time periods over which the award is measured, and whether the award is payable in cash or shares.

GENERAL PROVISIONS APPLICABLE TO AWARDS

Change in Control. Unless otherwise set forth in an award agreement, awards that are assumed by an acquiring company or issued by the acquiring company in substitution for awards under the Plan, will become fully vested upon the participant’s termination of employment (other than for “cause”) within 24 months after the change in control. Upon such a termination, all restrictions and forfeiture conditions will lapse and any performance conditions will be deemed achieved at target. Awards that are not assumed by the acquiring company or converted into substitute awards will become fully vested upon the change in control, at which time all restrictions and forfeiture conditions will lapse and any performance conditions will be deemed achieved at target.

Non-Transferability of Awards. Awards are not transferable except upon a participant’s death or as permitted by the Administrator. The Administrator’s authorization to permit award transfers during the life of a participant is limited to stock options (and shares acquired upon exercise of an option or SAR that are subject to restrictions on transferability) transferred to the participant’s family members and family trusts and similar vehicles.

Claw-back Provisions. All awards granted under the Plan will be subject to the company’s claw-back policy as from time to time in effect or as required by law. In addition, the terms of awards may require a participant to repay to the company any economic benefit received from an award if the participant terminates employment within a specified period after receipt or exercise of an award, violates applicable restrictive covenants, or incurs a termination of employment for “cause.”

AMENDMENT OR TERMINATION

The Board of Directors may, at any time, amend or terminate the Plan, except that shareholder approval is required for any amendment to (i) increase the aggregate number of shares available for awards under the Plan, (ii) extend the term of the Plan, (iii) materially expand the types of awards available, (iv) add categories of eligible participants, (v) delete or limit the prohibition against repricing, or (vi) make any change for which shareholder approval is required by law or stock exchange rules. No amendment or termination of the Plan may adversely affect a participant’s rights with respect to an outstanding award without the participant’s consent. No awards may be granted after January 28, 2023.

56  ZOETIS 2014 PROXY STATEMENT

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

AWARDS GRANTED UNDER THE PLAN

The following table sets forth information with respect to stock awards granted under the Plan from its inception through March 19, 2014 to the listed individuals and groups. The table includes awards that have been exercised or have vested and awards that have been forfeited, and excludes dividend equivalent units that have been applied to RSUs.

		# RSUs	# RSUs
	# Stock	(Incentive	(Replacement of
Individual or Group	Options	Grants)	Pfizer Grants)
Juan Ramón Alaix	597,415	157,855	15,471
Richard A. Passov	199,732	52,821	11,046
Kristin C. Peck	158,536	41,932	34,696
Clinton A. Lewis, Jr.	89,612	23,677	20,620
Catherine A. Knupp	89,612	23,677	20,315
All current executive officers as a group (11 persons)	1,471,060	388,851	157,954
All current employees who are not executive officers (9,820 persons)	4,424,442	1,431,194	0
All current non-employee directors as a group (7 persons)	0	71,060	0

FEDERAL INCOME TAX INFORMATION

The following is a general summary of the federal income tax consequences of awards under the Plan for participants and the company. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan. Tax consequences may vary with the particular terms and conditions of an award and each participant’s individual circumstances.

Nonqualified Options. The grant of a nonqualified option will not cause a participant to recognize income for federal income tax purposes. Upon exercise of a nonqualified option, a participant generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant.

Incentive Stock Options. Generally, a participant will not recognize income upon the grant of an incentive stock option or upon its exercise while the participant is an employee or within three months after termination of employment (longer in the case of termination of employment due to disability or death). (If an incentive stock option is exercised after these periods, the exercise will be treated for federal income tax purposes in the same manner as the exercise of a nonqualified stock option.) The “spread” between the fair market value of the shares at the time of exercise of an ISO and the exercise price is includible in the calculation of alternative minimum taxable income and may result in an alternative minimum tax liability. If the shares received upon exercise are held for the longer of two years after grant and one year after exercise, the participant will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the above holding period, the disposition is a “disqualifying disposition,” which causes the participant to recognize ordinary income in an amount generally equal to the lesser of (1) the excess of the value of the shares on the option exercise date over the exercise price or (2) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the participant as capital gain.

SARs. The grant of an SAR will not cause a participant to recognize ordinary income. A participant will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of any shares received plus the amount of cash received.

Restricted Stock. A recipient of restricted stock generally will recognize ordinary income at the time the award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value

ZOETIS 2014 PROXY STATEMENT  57

ITEM 4 — APPROVAL OF 2013 EQUITY AND INCENTIVE PLAN

of the stock at such time (less any amount paid for the stock). The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the forfeiture restrictions lapse, and the tax basis for such shares will generally be the fair market value of the shares on such date. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. Alternatively, a participant may make an election under Section 83(b) of the Code to have the award taxed at the date of grant based on its value at that time. In that case, dividends paid on the shares will be treated as ordinary dividend income. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units. A recipient of RSUs generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the common stock on the date that the stock is distributed to the participant. The capital gain holding period for such stock will commence on the date of distribution.

Dividend Equivalents. If dividend equivalents are credited with respect to RSUs or other awards, the participant generally will recognize ordinary income when the dividend equivalents are paid.

Other Stock Awards. A recipient of an award payable in stock generally will recognize ordinary income on the date of delivery of the stock in an amount equal to the fair market value of the stock on such date (less any amount paid for the stock).

Cash Payments. A recipient of a cash performance award or other cash payment generally will recognize ordinary income equal to the amount of cash received on the date of payment.

Section 409A. Certain awards under the Plan may be subject to requirements applicable to nonqualified deferred compensation under Section 409A of the Code. If such awards fail to comply with the applicable requirements of Section 409A, the participant may be subject to an additional 20% income tax and interest, and may be required to recognize income earlier than intended under the award.

Company Deductions. As a general rule, the company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation under that Section; such payments will subject the recipients to a 20% excise tax. In addition, the company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to any of specified executive officers named in the proxy statement who was employed by the company at year-end, unless the compensation qualifies as “performance-based” under Section 162(m) of the Code. The Plan authorizes the Compensation Committee to grant awards that qualify as “performance-based,” as well as awards that do not so qualify.

OTHER INFORMATION

As of March 19, 2014 there were 7,559,548 shares subject to outstanding awards and 16,977,019 shares available for future grants. The closing price of our common stock on the New York Stock Exchange on March 19, 2014 was $29.91 per share.

ITEM 4 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR 2013 EQUITY AND INCENTIVE PLAN.

58  ZOETIS 2014 PROXY STATEMENT

ITEM 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based on its review, the Audit Committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm for the year beginning January 1, 2014. KPMG served as our independent accounting firm for 2013, and also audited our financial statements for 2011 and 2012, when we were wholly owned by Pfizer. We are asking shareholders to ratify the appointment of KPMG for 2014. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection of such firm. One or more representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

ITEM 5 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

KPMG FEES AND SERVICES

The following table sets forth the aggregate fees for professional services billed or to be billed by KPMG for the years ended December 31, 2013 and 2012 for the audits of our financial statements, and fees for other services rendered by KPMG during those periods.

	2013	2012
Audit fees	$9,294,750	$6,393,500
Audit-related fees	121,200	—
Tax fees	446,633	—
All other fees	—	—
Total	$9,862,583	$6,393,500

Audit services consist of fees for professional services for the audit or review of the Company’s financial statements or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

Audit-related services consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Services, including audits of employee benefit plans and agreed-upon procedures related to contract compliance.

Tax services consist primarily of fess for tax compliance including review and preparation of statutory tax returns, other tax compliance related services, tax advice and tax planning.

Other services are fees for any product or services note included in the first three categories.

ZOETIS 2014 PROXY STATEMENT  59

ITEM 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON PRE-APPROVAL OF AUDIT FIRM SERVICES

During 2012 we were a subsidiary of Pfizer and the Pfizer Audit Committee had responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm that audited our financial statements. Services provided by that firm were subject to pre-approval under the Pfizer Audit Committee policy. Under the policy, prior to engagement, the Pfizer Audit Committee pre-approved the services to be rendered by the independent registered public accounting firm within each category (audit services, audit-related services, tax services and other services) and the fees for each category were budgeted. The independent registered public accounting firm and management were required to report actual fees versus the budget periodically throughout the year by category of service. If, during the year, it became necessary to engage the independent registered public accounting firm for additional services, such additional services had to be specifically pre-approved by the Pfizer Audit Committee before engaging the independent registered public accounting firm. We have been advised that all of the services relating to the fees set forth in the table for 2012 were pre-approved in accordance with the Pfizer Audit Committee policy.

In 2013, subsequent to our IPO and consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee had responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

  Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

  Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements.

  Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

  All other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services relating to the fees set forth in the table for 2013 were pre-approved by our Audit Committee in accordance with the above policy.

60  ZOETIS 2014 PROXY STATEMENT

ITEM 5 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

A role of the Audit Committee is to assist the Board in its oversight of the company’s financial reporting, internal controls and audit functions. As set forth in the charter of the Audit Committee, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements, the company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the company’s system of internal control.

The company’s independent registered public accounting firm, KPMG, LLP (KPMG) is responsible for auditing the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (U.S. GAAP).

In the performance of its oversight function, the Audit Committee met with KPMG, management and the company’s internal auditors to assure that all were carrying out their respective responsibilities. Both

KPMG and the internal auditors had full access to the Audit Committee, including regular meetings without management present. In addition, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the auditing standards of the PCAOB, including the matters required by PCAOB Auditing Standard No. 16. Furthermore, the Audit Committee (i) has received from KPMG the written disclosures and letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; (ii) has discussed with KPMG their independence from the company and its management; and (iii) has considered whether KPMG’s provision of non-audit services to the company is compatible with maintaining the auditors’ independence. All audit and non-audit services performed by KPMG must be specifically approved by the Audit Committee or a member thereof.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the company’s audited financial statements be included in the company’s 2013 Annual Report on Form 10-K that was filed with the SEC on March 26, 2014.

THE AUDIT COMMITTEE*

Gregory Norden, Chair
Robert W. Scully (committee member beginning June 27, 2013)
William C. Steere, Jr.

*	Louise M. Parent joined the Audit Committee on March 26, 2014. Ms. Parent did not participate in the matters discussed in this Report of the Audit Committee.

ZOETIS 2014 PROXY STATEMENT  61

OWNERSHIP OF OUR COMMON STOCK

The table below shows how many shares of Zoetis common stock certain individuals and entities beneficially owned on March 19, 2014. These individuals and entities are (i) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation Table on page 31, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

	Number of	Percent of
	Shares Owned	Class (%)
Name of Beneficial Owner	(1)(2)	(3)
5% Beneficial Owners:
BlackRock Inc.(4)	30,313,975	6.1%
40 East 52nd Street
New York, NY 10022
State Street Corp.(5)	25,056,144	5.0%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Wellington Management Co.(6)	29,279,420	5.8%
280 Congress Street
Boston, MA 02210
Directors and Named Executive Officers:
Frank A. D’Amelio	14,215	*
Sanjay Khosla	9,215	*
Michael B. McCallister	16,961	*
Gregory Norden	12,961	*
Louise M. Parent	9,215	*
Willie M. Reed	4,532	*
Robert W. Scully	9,215	*
William C. Steere, Jr.	14,461	*
Juan Ramón Alaix	4,614	*
Richard A. Passov	3,791	*
Kristin C. Peck	2,514	*
Clinton A. Lewis, Jr.	2,048	*
Catherine A. Knupp	2,185	*
Directors and executive officers as a group (19 persons)	124,828	*

*	Less than 1%.

62  ZOETIS 2014 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

(1)	Includes the following shares which directors have a right to acquire 60 days after leaving our Board, consisting of deferred stock units and related dividend equivalent units:

# of
Name	Shares
Frank A. D’Amelio	14,215
Sanjay Khosla	9,215
Michael B. McCallister	16,961
Gregory Norden	12,961
Louise M. Parent	9,215
Willie M. Reed	4,532
Robert W. Scully	9,215
William C. Steere, Jr.	14,461
All directors as a group	90,775

(2)	Includes the following shares held by executive officers in our 401(k) plan:

# of
Name	Shares
Juan Ramón Alaix	348
Richard A. Passov	348
Kristin C. Peck	348
Clinton A. Lewis, Jr.	872
Catherine A. Knupp	443
All executive officers as a group	6,617

(3)	Percentages based on 500,729,429 shares outstanding on March 19, 2014.

(4)	Based on a Schedule 13G that BlackRock Inc. filed with the SEC on January 31, 2014, which contained information as of December 31, 2013. Such Schedule 13G states that BlackRock Inc. has sole voting power with respect to 23,517,679 shares of Zoetis common stock, and sole dispositive power with respect to 30,313,975 shares of Zoetis common stock.

(5)	Based on a Schedule 13G that State Street Corporation filed with the SEC on February 5, 2014, which contained information as of December 31, 2013. Such Schedule 13G states that State Street Corporation is the parent holding company of State Street Global Advisors France S.A.; State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors Ltd.; State Street Global Advisors, Australia Limited; State Street Global Advisors Japan Co., Ltd.; and State Street Global Advisors, Asia Limited, and that State Street Corporation and such subsidiaries have shared voting and dispositive power with respect to 25,056,144 shares of Zoetis common stock.

(6)	Based on a Schedule 13G that Wellington Management Company, LLP filed with the SEC on February 14, 2014, which contained information as of December 31, 2013. Such Schedule 13G states that Wellington Management Company LLP, in its capacity as investment adviser, may be deemed to have shared voting power with respect to 8,351,738 shares of Zoetis common stock, and shared dispositive power with respect to 29,279,420 shares of Zoetis common stock, which are held by clients of Wellington Management Company, LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of 10% or more of our common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2013 were timely filed except, due to an administrative error by the company, (i) a Form 4 was filed late for each of our executive officers and directors to report the July 2013 crediting of dividend equivalent units on their restricted stock units or deferred stock units; (ii) a Form 3 was filed late for our director Louise M. Parent; and (iii) two Forms 4 were filed late for our officer Sandra J. Beaty to report her July 18 and July 29, 2013 payroll contributions to the Zoetis Supplemental Savings Plan.

ZOETIS 2014 PROXY STATEMENT  63

TRANSACTIONS WITH RELATED PERSONS

POLICY CONCERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that a committee of the Board will review each transaction, arrangement or relationship in which we are a participant if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The policy calls for every proposed related person transaction to be reviewed by the designated Board committee and, if deemed appropriate, approved by the committee. The committee reviewing the transaction is required to consider all of the relevant facts and circumstances, and to approve only those transactions that, in light of known circumstances, it determines to be in our best interests. If we become aware of an existing related person transaction which has not been reviewed and approved under the policy, the matter will be referred to the committee, which will evaluate all options available, including ratification, revision or termination of the transaction.

Any member of the committee who has an interest in the transaction being reviewed may not participate in the review, but may be counted towards a quorum of the committee. The chair of the committee may review and approve a related person transaction if it is not practical or desirable to delay a review of a transaction until the next meeting of the committee, and will report such approval to the committee at its next regularly scheduled meeting. The committee responsible for approving transactions under this policy is currently the Audit Committee. After the end of the NYSE transition period for “controlled companies” in June 2014, this responsibility will be assumed by the Corporate Governance Committee.

A description of our related person transaction approval policy is available on our website at www.zoetis.com under About Us — Corporate Governance.

The related person transaction approval policy was not in effect when we entered into the transactions and agreements with Pfizer described below. Any transactions contemplated by such agreements have been deemed to be approved and not subject to the terms of this policy.

RELATED PERSON TRANSACTIONS

Since the beginning of 2013, we have not entered into any related person transactions in which any of our directors or executive officers has a direct interest. However, our directors and former directors who are executive officers of Pfizer may be deemed to have an indirect interest in our transactions with Pfizer, which are summarized below.

TRANSACTIONS BETWEEN ZOETIS AND PFIZER

Prior to 2013 we were a wholly-owned subsidiary of Pfizer. During 2013 Pfizer disposed of its entire ownership of our stock in two transactions, which are collectively referred to as the “separation.” On February 6, 2013 Pfizer effected an IPO of our Class A common stock, which represented approximately

19.8% of our common stock. As a result of the IPO and certain related transactions, Pfizer owned 100% of the outstanding shares of our Class B common stock and no shares of our Class A common stock, giving Pfizer approximately 80.2% of the economic interest and combined voting power of the outstanding shares

64  ZOETIS 2014 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

of our common stock other than with respect to the election of directors and approximately 97.6% of the combined voting power of the outstanding shares of our common stock with respect to the election of directors. In May 2013, Pfizer announced an exchange offer whereby Pfizer shareholders could exchange a portion of their Pfizer common stock for Zoetis common stock. The exchange offer was completed on June 24, 2013, resulting in our full separation from Pfizer and the disposal of Pfizer’s entire ownership and voting interest in Zoetis.

In connection with the separation, immediately prior to completion of the IPO we and Pfizer entered into certain agreements that provide a framework for our ongoing relationship with Pfizer. Certain of the agreements summarized below are filed as exhibits to our Annual Report on Form 10-K for 2012, which was filed with the SEC on March 28, 2013. The following summaries of these agreements are qualified in their entirety by reference to the full text of such agreements.

GLOBAL SEPARATION AGREEMENT

We entered into a global separation agreement with Pfizer immediately prior to the completion of the IPO that governs the relationship between Pfizer and us following the IPO.

Allocation of Assets and Liabilities

Notwithstanding the transfer of assets and assumption of liabilities that occurred prior to the completion of our separation from Pfizer, the global separation agreement generally allocates assets and liabilities to Zoetis and Pfizer according to the business to which such assets or liabilities relate. In general, Pfizer conveyed, leased or licensed to us ownership of all assets that are used exclusively or held for use exclusively in Pfizer’s animal health business and we have assumed all of Pfizer’s historical and future liabilities to the extent relating to, arising out of or resulting from, the operation of the animal health business (whether before, on, or after the consummation of the IPO), including:

  warranty obligations created as part of the animal health business;

  product liability claims with respect to any animal health product;

  environmental liabilities relating to the animal health business and environmental liabilities at the real property that we acquired from Pfizer;

  liabilities related to animal health businesses or operations that were discontinued or divested by Pfizer;

  litigation liabilities; and

  our debt obligations, including under the senior notes offering.

We and Pfizer agreed that our cash balance on the date of the completion of the IPO would be at least $300 million.

Indemnification

Generally, each party will indemnify, defend and hold harmless the other party and its subsidiaries (and each of their affiliates) and their respective officers, employees and agents from and against any and all losses relating to, arising out of or resulting from: (i) liabilities assumed by the indemnifying party and (ii) any breach by the indemnifying party or its subsidiaries of the global separation agreement and the other agreements described in this section (unless such agreement provides for separate indemnification). The global separation agreement also specifies procedures with respect to claims subject to indemnification.

Delayed Transfers and Further Assurances

To the extent transfers of assets and assumptions of liabilities related to our business were not completed prior to the date of the agreement because of a necessary consent or governmental approval or because a condition precedent to any such transfer was not satisfied or any related relevant fact was not realized, the parties will cooperate to effect such transfers or assumptions for agreed-upon consideration as promptly as practicable.

Each of the parties agreed to cooperate with the other party and use commercially reasonable best efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable under applicable law, regulations and agreements to consummate and make effective the transactions contemplated by the global separation agreement and the other agreements described in this section.

ZOETIS 2014 PROXY STATEMENT  65

TRANSACTIONS WITH RELATED PERSONS

Mutual Releases

Generally, each of Pfizer and Zoetis released the other party from any and all liabilities. The liabilities released include liabilities arising under any contract or agreement, existing or arising from any acts or events occurring or failing to occur or any conditions existing before the completion of the IPO.

Term

The global separation agreement will continue unless terminated by us and Pfizer, although certain rights and obligations may terminate upon the completion of the Exchange Offer.

TRANSITIONAL SERVICES AGREEMENTS

We entered into a transitional services agreement with Pfizer immediately prior to the completion of the IPO that granted us the right to continue to use certain of Pfizer’s services and resources related to our corporate functions, such as business technology, facilities, finance, human resources, public affairs and procurement. We refer to these services and resources, collectively, as the “Pfizer services.”

We pay Pfizer mutually agreed-upon fees for the Pfizer services, which are based on Pfizer’s costs of providing the Pfizer services. During the two years following the completion of the IPO, the markup for these services will be 0% and, for the remainder of the term of the agreement, Pfizer may introduce a markup of 7%. We will be able to request good faith negotiations of the applicable fees if we believe that the fees materially over compensate Pfizer for any of the Pfizer services and Pfizer has reciprocal rights if it believes the fees materially under compensate Pfizer. Third party costs are passed through to us at Pfizer’s or its affiliates’ cost.

Under the agreement, we are able to use the Pfizer services for a fixed term established on a service-by-service basis. However, we generally have the right to terminate a service earlier if we give notice to Pfizer. Partial reduction in the provision of any service requires Pfizer’s consent. In addition, either party is able to terminate the agreement due to a material breach of the other party, subject to limited cure periods.

In addition, we may, from time to time agree to provide to Pfizer certain limited reverse transitional services with respect to the continued use of certain assets or resources that Pfizer conveyed to us prior to the completion of the IPO. To the extent such services are provided, Pfizer will pay us a mutually agreed-upon fee for these services, which fee will be based on our costs of providing the service to Pfizer.

TAX MATTERS AGREEMENT

Allocation of Taxes

In connection with the IPO, we entered into a tax matters agreement with Pfizer that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the agreement:

  Pfizer is responsible for any U.S. federal, state, local or foreign income taxes and any U.S. state or local non-income taxes (and any related interest, penalties or audit adjustments and including those taxes attributable to our business) reportable on a consolidated, combined or unitary return that includes Pfizer or any of its subsidiaries (and us and/or any of our subsidiaries) for any periods or portions thereof ending on or prior to December 31, 2012. We are responsible for the portion of any such taxes for periods or portions thereof beginning on or after January 1, 2013, as would be applicable to us if we filed the relevant tax returns on a standalone basis.

  We are responsible for any U.S. federal, state, local or foreign income taxes and any U.S. state or local non-income taxes (and any related interest, penalties or audit adjustments) that are reportable on returns that include only us and/or any of our subsidiaries, for all tax periods whether before or after the completion of our separation from Pfizer.

  Pfizer is responsible for certain specified foreign taxes directly resulting from certain aspects of the separation.

66  ZOETIS 2014 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

We are not generally entitled to receive payment from Pfizer in respect of any of our tax attributes or tax benefits or any reduction of taxes of Pfizer. Neither party’s obligations under the agreement are limited in amount or subject to any cap. The agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the agreement provides for cooperation and information sharing with respect to tax matters.

Pfizer is primarily responsible for preparing and filing any tax return with respect to the Pfizer affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined, unitary or similar group for U.S. state or local or foreign income tax purposes or U.S. state or local non-income tax purposes that includes Pfizer or any of its subsidiaries, including those that also include us and/or any of our subsidiaries. We are generally responsible for preparing and filing any tax returns that include only us and/or any of our subsidiaries.

The party responsible for preparing and filing a given tax return generally has exclusive authority to control tax contests related to any such tax return. We generally have exclusive authority to control tax contests with respect to tax returns that include only Zoetis and/or any of our subsidiaries.

Preservation of the Tax-Free Status of Certain Aspects of the Separation

We and Pfizer intend for certain transactions related to our separation from Pfizer to qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

We have agreed to certain covenants that contain restrictions intended to preserve the tax-free status of these transactions. We may take certain actions prohibited by these covenants only if Pfizer receives a private letter ruling from the IRS or we obtain and provide to Pfizer an opinion from a U.S. tax counsel or accountant of recognized national standing, in either case acceptable to Pfizer in its sole and absolute discretion, to the effect that such action would not jeopardize the tax-free status of these transactions. We will be barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free status of these transactions, for all time periods. In addition, during the time period ending two years after the date of the exchange offer these covenants include specific restrictions on our:

  issuance or sale of stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

  sales of assets outside the ordinary course of business; and

  entering into any other corporate transaction which would cause us to undergo a 40% or greater change in our stock ownership.

We generally agreed to indemnify Pfizer and its affiliates against any and all tax-related liabilities incurred by them relating to the separation, the exchange offer and/or certain related transactions to the extent caused by an acquisition of our stock or assets or by any other action undertaken by us. This indemnification provision applies even if Pfizer has permitted us to take an action that would otherwise have been prohibited under the tax-related covenants described above.

RESEARCH AND DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT

We entered into an R&D collaboration and license agreement with Pfizer immediately prior to the completion of the IPO. Under the agreement, certain of our employees are able to review a Pfizer database to identify compounds that may be of interest to us in the animal health field, and upon identifying any such compounds, we are able to request permission (known as “intent to access”) to conduct certain limited research activities. If Pfizer grants intent to access, the scope of permitted research activities will be specified on a case-by-case basis by Pfizer and may include screening the Pfizer compound library. To conduct further research and development on the class of compounds identified during intent to access, we must request permission (known as “approval in principle”) from a joint steering committee described below and any approval will be subject to any restrictions specified by the joint steering committee. Certain compounds that we began researching prior to the completion of the IPO were granted approval in principle as of the completion of the IPO.

Upon granting approval in principle, Pfizer will grant us an option to enter into a license agreement, which will be exercisable no later than five years after the approval in principle is granted. Prior to exercising the option, our license from Pfizer under the agreement

ZOETIS 2014 PROXY STATEMENT  67

TRANSACTIONS WITH RELATED PERSONS

will be non-exclusive, except with respect to patents and know-how that we develop, for which our license will be exclusive (except as to Pfizer and its affiliates). Accordingly, in the case of non-exclusive licenses, Pfizer could itself, or could enable a third party to, conduct research on compounds that are the same or similar to those that we are researching. If we exercise the option and enter into the license agreement for a particular compound, our license to research, develop and commercialize products with such compounds for the animal health field will be exclusive, subject to any restrictions imposed by Pfizer and the joint steering committee. Except for certain compounds we began researching prior to the completion of the IPO, pursuant to any such license agreement, we will pay Pfizer an upfront payment, a milestone payment upon obtaining regulatory approval in a major market country and royalties on net sales. Our obligation to pay royalties will expire on a product-by-product and country-by-country basis upon the later of: (i) the expiration of the related patents and data exclusivity or (ii) ten years after the first commercial sale of such product.

During the term of the agreement, we are required to reimburse Pfizer’s and its affiliates’ costs in connection with the agreement. Certain of such costs are paid in the form of an annual access fee and others are invoiced on a quarterly basis. The joint steering committee is comprised of an equal number of representatives from each party and acts by consensus. If consensus cannot be reached, the matter will be referred to each party’s alliance manager to propose potential solutions. If the alliance managers fail to propose such a solution, the matter will be referred to senior executives of each party. If the senior executives do not resolve the matter, Pfizer will have the final decision making authority.

Pfizer will own all intellectual property invented or generated under the agreement (subject to any third party rights) and has sole discretion regarding filing, prosecuting and maintaining such intellectual property, subject to our rights, in certain instances, to request that Pfizer file or continue to maintain patents at our cost. Pfizer will have sole discretion regarding enforcement of any intellectual property licensed to us under the agreement.

We have confidentiality and other obligations related to the security of intellectual property and other confidential information and materials. If Pfizer reasonably believes that we violated these provisions, Pfizer is able to deny our access to such intellectual property and other confidential information and materials.

The term of the agreement is seven years, subject to extension by mutual agreement. The agreement will terminate with respect to particular compounds if intent to access or approval in principle is denied or we fail to exercise our license option. Pfizer is also able to terminate our rights under the agreement or any related license agreement (as applicable) with respect to any compound for which approval in principle has been granted (including compounds for which we have exercised the option and entered into a license agreement) if Pfizer pays us an agreed-upon amount which is intended to reflect the fair market value of the compound under our license. This right will expire on a compound-by-compound basis when we submit a regulatory approval application for each compound in a major market country and will not apply to compounds for which approval in principle was granted prior to the completion of the IPO.

In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. If the material breach concerns any security measures or confidentiality or use restrictions and such breach is the result of bad faith, gross negligence or willful misconduct, such breach will be deemed to not be curable and, in addition to the agreement terminating, Pfizer will be able to terminate any license agreements that we have entered into after exercising our option (except to the extent any license agreement relates to a commercial product).

The agreement will terminate automatically if we enter into an agreement resulting in our change of control, we assign or another party assumes this agreement without Pfizer’s consent or we are otherwise acquired by a third party, or if either party becomes insolvent or certain other events related to our bankruptcy or indebtedness occur. If we acquire a certain interest in, or assets of, a human health company, Pfizer will be able to terminate the agreement, and if Pfizer acquires or is acquired by an animal health business of a certain size, either party will be able to terminate the agreement. Following expiration and termination for specific reasons, we will be granted a non-exclusive license to any intellectual property that we developed under the agreement to conduct research in the animal health field, subject to certain exclusions (which exclusions will include the compounds that we researched and developed under the agreement and other compounds designated by Pfizer on a case-by-case basis). Except as set forth above, license agreements entered into pursuant to the R&D Collaboration and License Agreement will not terminate if the R&D Collaboration and License Agreement terminates.

68  ZOETIS 2014 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

EMPLOYEE MATTERS AGREEMENT

We entered into an employee matters agreement with Pfizer immediately prior to the completion of the IPO. The employee matters agreement governs Pfizer’s, our and the parties’ respective subsidiaries’ and affiliates’ rights, responsibilities and obligations post-IPO with respect to the following matters in connection with the animal health business:

  employees and former employees (and their respective dependents and beneficiaries) who are or were associated with Pfizer, Zoetis or the parties’ respective subsidiaries or affiliates;

  the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans; and

  other human resources, employment and employee benefits matters.

Employment

We offered employment to employees who are providing services to our business and who did not otherwise transfer to our entities by operation of law. To the extent that severance obligations were triggered by such transfers, Pfizer administered the severance pay obligations in accordance with the terms and conditions of the applicable Pfizer severance pay plan or policy. Our employees who were providing services to our business and were on long-term disability on the applicable employee transfer date will remain employees of Pfizer to the extent permissible under applicable law, collective bargaining agreements, trade union agreements or work council agreements.

Benefit Plans Generally

Prior to the completion of the IPO, except to the extent provided in respect of certain jurisdictions, we became a participating employer in the Pfizer benefit plans (including certain legacy benefit plans). Generally, we ceased to be a participating employer in the Pfizer plans and adopted our own benefit plans on a date or dates following the completion of the IPO, which was (or will be) determined by the parties, which we refer to as the “Plan Transition Date,” and which may vary by benefit plan and by country. An appropriate allocation of our costs incurred under Pfizer benefit plans prior to the Plan Transition Date shall be charged back to us. Pfizer will retain the right to amend or terminate the plans for our employees.

Credited Service

We anticipate having our employee benefit plans credit service with Pfizer prior to the Plan Transition Date for all purposes, except as otherwise specified in the employee matters agreement.

Defined Benefit and Retiree Medical Plans.

Our employees ceased to participate in the Pfizer U.S. qualified defined benefit pension plans and the U.S. retiree medical plan effective December 31, 2012, and liabilities allocable to our employees under such plans were retained by Pfizer. Our employees under the U.S. qualified defined benefit pension plans became 100% vested in their accrued benefits as of December 31, 2012. Pfizer will continue crediting certain employees’ service with us generally through December 31, 2017 (or termination of employment from us, if earlier) for certain early retirement benefits with respect to the defined benefit pension plans, and for plan eligibility with respect to the retiree medical plan. Outside of the U.S., Pfizer intends to transfer to us its defined benefit plan pension assets and liabilities associated with the employees transferring to us in the certain countries as described in the applicable local separation agreements or the addendum to the Employee Matters Agreement. In certain countries, it is anticipated that liabilities with respect to past service with Pfizer will be retained by Pfizer.

Nonqualified Defined Benefit Pension Plans

We ceased to be a participating employer in the Pfizer U.S. nonqualified defined benefit pension plans on December 31, 2012 and Pfizer will continue crediting certain employees’ service with us through December 31, 2017 (or termination of employment from Zoetis if earlier) for certain early retirement benefits. Our employees under the U.S. nonqualified defined benefit pension plan became 100% vested in their accrued benefits as of December 31, 2012. It is anticipated that Pfizer will retain the liabilities allocable to our employees under the U.S. nonqualified pension plans.

Defined Contribution Plans

The employee matters agreement provides for the transfer of assets and liabilities with respect to Zoetis employees from the U.S. Pfizer qualified defined contribution plans to a U.S. qualified defined contribution plan established by us as soon as practicable following the date that we establish such qualified defined contribution plan, except to the extent

ZOETIS 2014 PROXY STATEMENT  69

TRANSACTIONS WITH RELATED PERSONS

that a Zoetis employee terminates employment prior to the Plan Transition Date. Zoetis employees under the Pfizer qualified defined contribution benefit plans will be 100% vested in their account balances as of the Plan Transition Date. Outside of the U.S., we generally intend that Pfizer will transfer to our defined contribution plans assets and liabilities allocable to the employees transferring to Zoetis in the certain countries as described in any applicable local separation agreement or the addendum to the Employee Matters Agreement.

Nonqualified Defined Contribution Plans

With respect to the supplemental savings plan in the U.S., we intend that Pfizer will transfer liabilities allocable to the employees who transferred to Zoetis as described in the employee matters agreement. Such transfer will take place following the date that we establish a nonqualified supplemental savings plan. We are not obligated to establish a deferred compensation plan and liabilities allocable to Zoetis employees under other Pfizer nonqualified plans will be retained by Pfizer.

Health and Welfare Plans

We generally expect to establish or continue (or assume the obligation of contributing to) health and welfare plans or arrangements in every country where we have employees. We anticipate that health and welfare liabilities allocable to our U.S. employees, to the extent such liabilities are incurred prior to the date that we establish our own health and welfare plans in the U.S., will be retained by Pfizer and the allocated cost for these plans will be charged to us.

MASTER MANUFACTURING AND SUPPLY AGREEMENTS

We have entered into two master manufacturing and supply agreements with Pfizer. Under one of these agreements, Pfizer will manufacture and supply us with animal health products, which are referred to as the “Pfizer-supplied products.” Under this agreement, our manufacturing and supply chain leadership will have oversight responsibility over product quality and other key aspects of the manufacturing process with respect to the Pfizer-supplied products. Under the other agreement, we will manufacture and supply Pfizer with human health products, which are referred to as the “Zoetis-supplied products.” At the time of the separation, only Zoetis’ Kalamazoo manufacturing site will manufacture Zoetis-supplied products. Following the termination of the lease agreements related to our Guarulhos manufacturing site and subject to the receipt of various regulatory approvals in Brazil, we expect that the Guarulhos site may also manufacture Zoetis-supplied products pursuant to this agreement.

Under the agreement related to the Pfizer-supplied products, our supply price is Pfizer’s costs plus a percentage markup. Subject to limited exceptions, during the two years following the completion of the IPO, the markup is 0% and, for the remainder of the term of the agreement, the markup will be 15%. The cost of each Pfizer-supplied product is subject to annual review, and there is a year-end true-up mechanism with respect to differences between budgeted and actual amounts. The agreement related to the Zoetis-supplied products contains reciprocal payment provisions pursuant to which Pfizer will make payments related to the Zoetis-supplied products.

These agreements will expire five years following the completion of the IPO, with limited exceptions. In addition, these agreements require Pfizer or us, as the case may be, to use commercially reasonable efforts to develop the capabilities and facilities to manufacture the applicable products on its own behalf or to establish alternative sources of supply reasonably prior to expiration of the applicable agreement. The party purchasing products under the agreement may terminate the agreement with respect to any manufacturing site upon at least six months’ prior notice. Also, either party may terminate the agreement for customary reasons, including for material breach by the other party (subject to a 90-day cure period) or with respect to the affected site for a force majeure event affecting the other party that continues for at least 30 days.

ENVIRONMENTAL MATTERS AGREEMENT

We entered into an environmental matters agreement with Pfizer immediately prior to the completion of the IPO. The agreement sets forth standards for each party’s performance of remedial actions for liabilities allocated to each party under the global separation agreement, addresses our substitution for Pfizer with respect to animal health assets and remedial actions allocated to us (including substitution related to, for example, permits,

70  ZOETIS 2014 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

financial assurances and consent orders), allows our conditional use of Pfizer’s consultants and contractors to assist in the conduct of remedial actions, and addresses the exchange of related information between the parties.

The agreement also sets forth standards of conduct for remedial activities at the co-located facilities: Guarulhos, Brazil; Catania, Italy; Hsinchu, Taiwan; and

Kalamazoo, Michigan in the United States. In addition, the agreement sets forth site-specific terms to govern conduct at several of these co-located facilities. The agreement lasts perpetually; however, the agreement will terminate automatically if the global separation agreement terminates.

SCREENING SERVICES AGREEMENT

We entered into an agreement with Pfizer immediately prior to the completion of the IPO, pursuant to which we provide certain high throughput screening services to Pfizer’s R&D organization. Pfizer will pay us agreed-upon fees for these services.

INTELLECTUAL PROPERTY LICENSE AGREEMENTS

Immediately prior to the completion of the IPO, we entered into patent and know-how license agreements with Pfizer, pursuant to which: (i) Pfizer and certain of its affiliates have licensed to us and certain of our affiliates the right to use certain intellectual property rights in the animal health field; and (ii) we have licensed to Pfizer and certain of its affiliates certain rights to intellectual property in all fields outside of the animal health field.

Patent and Know-How License Agreement (Pfizer as Licensor)

Immediately prior to the completion of the IPO, we entered into a patent and know-how license agreement with Pfizer. Pursuant to the agreement, Pfizer granted us a royalty-free, fully paid-up, sublicensable (subject to certain restrictions), exclusive, worldwide license to certain patents and know-how to research, develop and commercialize certain commercial, development-stage, and early stage products in the field of animal health. We do not have rights to use most of these patents and know-how with any compounds other than those for which we are expressly licensed.

Pfizer also granted us a royalty-free, fully paid-up, sublicensable (subject to certain restrictions) non-exclusive, worldwide license to certain other Pfizer patents and know-how to research, develop and commercialize certain other products in the animal health field. Under the agreement, we also have been granted a royalty-free, fully paid-up, sublicensable (subject to certain restrictions) non-exclusive, worldwide license for the animal health field to certain know-how that is not compound-related or product-related.

Pfizer also granted us a sublicense of certain third party intellectual property for such uses as agreed upon by the parties, the terms of which are royalty-free and fully paid-up as between us and Pfizer, but otherwise vary based on each third party agreement. With respect to certain of such third party intellectual property, Pfizer will have a right of first negotiation with us for an exclusive license to improvements to such third party intellectual property and related patents that we own.

Pfizer controls filing, prosecuting and maintaining patents licensed to us, except that at our cost we have the right to file patent applications covering certain know-how licensed to us and certain know-how invented by us. We will grant Pfizer a royalty-free, fully paid-up, sublicensable, exclusive license for the human health field to any such patent applications and patents that issue from these patent applications that we own. We are required to pay certain costs associated with filing and maintaining the patents exclusively licensed to us, or our license will convert to a non-exclusive license.

Pfizer will have the right to forgo, and cease paying for, prosecution and maintenance of the licensed patents and it may delegate responsibility to prosecute and maintain exclusively licensed patents to us or assign such patents to us. If Pfizer assigns such patents to us, we will grant Pfizer a royalty-free exclusive license to the assigned patents in all fields of use, but this license will exclude (and we will retain) all rights that Pfizer exclusively licensed to us under the agreement before assigning the patents to us.

Pfizer will have the right to enforce against third party infringements all patents licensed to us and patents that it may later assign to us if the infringement is within the scope of Pfizer’s license to such assigned patents,

ZOETIS 2014 PROXY STATEMENT  71

TRANSACTIONS WITH RELATED PERSONS

unless Pfizer does not pay for certain prosecution and maintenance costs and the patents are exclusively licensed or assigned to us, in which case, we will have rights to enforce such patents against third party infringements within the scope of our exclusive rights. We also will have the right to enforce new patents that we file and own.

The agreement expires, with respect to licensed patents, upon expiration of the last to expire patent right that Pfizer owns, with respect to third party intellectual property, upon expiration or termination of the agreement pursuant to which such third party intellectual property is licensed to Pfizer and with respect to know-how that Pfizer owns, upon the thirtieth anniversary of the agreement. Upon expiration of the agreement in its entirety, our licenses to know-how owned by Pfizer convert to fully paid-up, perpetual licenses. We have the right to terminate the agreement in whole or in part upon prior written notice to Pfizer. In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. The agreement also provides that insolvency of either party and the occurrence of certain other events related to each party’s bankruptcy or indebtedness also results in automatic termination. In addition, in circumstances where Pfizer has an interest in the licensed intellectual property in connection with its human health development programs, our rights to use the licensed intellectual property are restricted and/or in limited instances, subject to Pfizer’s right to terminate such license at will. Pfizer also has the right to terminate any third party agreements under which it is sublicensing rights to us.

Patent and Know-How License Agreement (Zoetis as Licensor)

Immediately prior to the completion of the IPO, we entered into a patent and know-how license agreement with Pfizer. Pursuant to the agreement, we granted Pfizer a royalty-free, fully paid-up, sublicensable (subject to certain restrictions), exclusive license to all patents and know-how that we own or have been licensed from third parties as of the IPO (excluding any patents and know-how licensed from third parties to which our rights are limited to animal health) for Pfizer to research, develop, and commercialize any products throughout the world in all fields except the animal health field. Under the agreement, we also granted Pfizer a royalty-free, fully paid-up, perpetual, sublicensable (subject to certain restrictions), non-exclusive license to certain patents filed within a certain period of time following the IPO that cover know-how that we own. Pfizer is permitted to use such patents in connection with its research, development, and commercialization of products outside the animal health field.

Upon notice from Pfizer, we are required to file patent applications covering know-how licensed to Pfizer or continue to prosecute and maintain patents that have already been filed. In each case, Pfizer reimburses us for related costs, which vary depending on whether patents are filed at the time of Pfizer’s notice. We have the sole right to enforce patents that are licensed to Pfizer under this agreement in the animal health field. Pfizer has the right to enforce the licensed patents in all other fields (including the human health field) only if it reimburses us for certain costs related to prosecution and maintenance of such patents. If Pfizer decides that it will not reimburse us for such costs, we will have the right to enforce in such fields.

The agreement expires, with respect to licensed patents that we own, upon the expiration of the last to expire patent right, with respect to third party intellectual property, upon the expiration or termination of the agreement pursuant to which such third party intellectual property is licensed to us and with respect to know-how that we own, upon the thirtieth anniversary of the agreement. Upon expiration of the agreement in its entirety, Pfizer’s licenses to any know-how owned by us will convert to fully paid-up, perpetual licenses. Pfizer has the right to terminate the agreement in whole or in part upon prior notice to us. In the event of either party’s uncured material breach, the other party has the right to terminate the agreement. The agreement also provides that the insolvency of either party and the occurrence of certain other events related to bankruptcy or indebtedness also results in automatic termination. Upon termination of the agreement, all licenses terminate.

Trademark and Copyright License Agreements

Immediately prior to the completion of the IPO, we entered into a trademark and copyright license agreement with Pfizer, pursuant to which Pfizer granted us rights with respect to certain trademarks and copyrighted works. Specifically, Pfizer granted us an exclusive, worldwide, royalty-free, perpetual and fully paid-up license to use certain scheduled trademarks in the same manner that we used such trademarks as a business unit of Pfizer and in connection with any modifications or line extensions of products with which such trademarks were used as a business unit of Pfizer. We have the right to sublicense such trademarks to third parties with Pfizer’s prior written consent, which Pfizer cannot unreasonably withhold, but such consent is not required for sublicenses granted to our customers and distributors in the ordinary course of business. We

72  ZOETIS 2014 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

do not have the right to register domain names that incorporate the trademarks or use the trademarks in the address of any social media or use the trademarks in any trade name, corporate name or “doing business as” name.

Pfizer also granted us a non-exclusive, worldwide, royalty-free, perpetual and fully paid-up license to use, copy and distribute to ourselves and our affiliates copyrights in certain policies and guidelines, and any related derivative works, that are necessary for us to continue to conduct certain aspects of our business in the same manner as they were conducted when we were a business unit of Pfizer.

The agreement will terminate on a trademark-by-trademark or copyrighted work-by-copyrighted work basis upon our written notice to Pfizer that we have ceased bona fide commercial use of such trademark or copyrighted work and it will terminate as to one of our affiliates if such affiliate ceases being an affiliate of ours. We granted a similar license to Pfizer to use the Aureomycin trademark and variants thereof in connection with Pfizer’s human health business.

BRAZIL LEASE AGREEMENTS

In September 2012, Pfizer’s subsidiary, Laboratórios Pfizer Ltda. (Laboratórios), as lessee, and our subsidiary, PAH Brasil Participações Ltda. (PAH Brasil), as lessor, entered into: (i) the Private Instrument of Non Residential Lease Agreement and Others, which establishes and regulates the use of the real property at our Guarulhos, Brazil facility (the Real Property Lease) and (ii) the Private Instrument of Lease Agreement Movable Assets and Others, which establishes the terms of the use of the fixed assets at the same site (the Fixed Asset Lease and, together with the Real Property Lease, the Brazil Leases). As a result of a merger of PAH Brasil into Fort Dodge Saúde Animal Ltda. (Fort Dodge Brazil) with Fort Dodge Brazil surviving, the Brazil Leases were assigned to Fort Dodge Brazil, later renamed Zoetis Indústria de Produtos Veterinários Ltda. (Zoetis Brazil).

Rent, Rent Adjustment and Penalty

The monthly rent under the Brazil Leases corresponds to the amount of depreciation of the fixed assets and real property covered by the leases. During the first month that the leases were in effect, the rent under the Fixed Asset Lease was R$752,459 (approximately $0.4 million) and the rent under the Real Property Lease was R$479,977 (approximately $0.2 million). In subsequent periods, the parties will adjust these amounts to reflect the anticipated monthly depreciation amount and previously paid amounts may be adjusted if the amounts paid differ from actual depreciation. Late payments under Brazil Leases are subject to an adjustment plus a penalty equal to 2% and interest on arrears of 1% per month. A breach of either of the Brazil Leases that is not cured within 30 days from receipt of notice thereof is subject to a penalty equal to three monthly rent payments under the applicable lease. In addition to the rent, Laboratórios will pay expenses related to water consumption, sewerage and electricity as well as all taxes levied on the property.

Covenants and Obligations

Laboratórios is required to maintain the fixed assets and real property in the same condition as they were received, except for normal wear and tear and any improvements thereon, and is responsible for the repair of any damage. Improvements on the existing fixed assets and investments in new fixed assets are permitted under the Fixed Asset Lease, provided Fort Dodge Brazil is given notice thereof and consents to Laboratórios’ proposal. Costs for such improvements are paid or reimbursed by Fort Dodge Brazil unless the fixed asset is used solely to manufacture human health products, in which case the cost shall be the responsibility of Laboratórios and, in the event a new asset is purchased, exclusive ownership shall be retained by Laboratórios. The Real Property Lease also permits improvements on the property to be implemented by Laboratórios at its sole and entire discretion. Laboratórios is entitled to reimbursement for any related costs as long as Fort Dodge Brazil consented to the implementation of the improvements.

Term and Termination

The Brazil Leases will last for a period of five years commencing on September 28th, 2012. The Real Property Lease provides for automatic renewals for successive periods of one year at Laboratórios’s discretion, unless notice of non-renewal is provided by Laboratórios. The Fixed Asset Lease can be extended for additional terms of five years by executing an amendment to such lease.

ZOETIS 2014 PROXY STATEMENT  73

TRANSACTIONS WITH RELATED PERSONS

The Brazil Leases terminate at any time if agreed upon by the parties. The Brazil Leases also terminate upon satisfaction of certain regulatory conditions that will permit the animal health manufacturing operations of Laboratórios to be transferred to Zoetis Brazil and the human pharmaceutical manufacturing operations to be transferred to another facility or party. The Fixed Asset Lease automatically terminates upon the termination of the Real Property Lease or, subject to certain conditions, the master manufacturing and supply agreement that

MUMBAI, INDIA INTERIM LEASE AGREEMENT

We entered into an interim lease agreement with respect to our R&D facility in Mumbai, India. We will pay Pfizer a mutually agreed-upon rent for the facility and we anticipate the lease would expire upon the completion of the transfer of the Mumbai, India facility from Pfizer.

provides for Zoetis-supplied products. The Real Property Lease automatically terminates upon the termination of the Fixed Asset Lease or the expropriation of the property and cannot be terminated by Zoetis Brazil prior to termination of the master manufacturing and supply agreement that provides for Zoetis-supplied products. In the event the property is partially or completely destroyed, Laboratórios has the option to terminate the Real Property Lease.

LOCAL MARKET DISTRIBUTION AGREEMENTS

In many markets throughout the world, the regulatory process of transferring marketing authorizations and product registrations for animal health products to Zoetis legal entities were not completed upon the completion of the IPO. In many of these markets, we have or will enter into distribution agreements with Pfizer legal entities to enable continued sales of the impacted products in such markets until the regulatory process is completed.

74  ZOETIS 2014 PROXY STATEMENT

INFORMATION ABOUT 2015 ANNUAL MEETING

Under our By-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to propose an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our Corporate Secretary at our principal executive offices. We must receive the notice within the following deadlines:

  We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Under this provision, we must receive notice pertaining to the 2015 Annual Meeting no earlier than January 13, 2015 and no later than February 12, 2015.

  However, if we hold the 2015 Annual Meeting on a date that is not within 25 days before or after the anniversary date of the 2014 Annual Meeting, we must receive the notice no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

  If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our By-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of the proposed business and the reason for bringing it to the meeting, any material interest of the proposing shareholder in the business, and certain other information about the shareholder. In addition, the shareholder making the proposal must be a shareholder of record on both the date he or she provides the notice and the record date for the meeting, and either the shareholder or his or her qualified representative must appear in person at the meeting to present the nomination or proposed item of business.

Any notice that is received outside of the window specified above for proposed items of business, or that does not include all of the information required by our By-laws or comply with the other requirements of our By-laws, will not be brought before the meeting.

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2015 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 4, 2014, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2014 Annual Meeting. If we change the date of our 2015 meeting by more than 30 days from the one-year anniversary of the 2014 meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2015 meeting. Any such proposal must comply with all of the requirements of SEC Rule 14a-8.

Shareholders should mail all nominations and proposals for our 2015 Annual Meeting to our Corporate Secretary at Zoetis Inc., 100 Campus Drive, Florham Park, NJ 07932. You may obtain a copy of our By-laws from our Corporate Secretary at the same address. Our Bylaws are also available online, as an Exhibit to our 2013 Annual Report on Form 10-K, filed with the SEC on March 26, 2014.

www.zoetis.com

ZOETIS 2014 PROXY STATEMENT  75

TEXT OF ZOETIS INC. 2013 EQUITY AND INCENTIVE PLAN

ZOETIS INC.

2013 EQUITY AND INCENTIVE PLAN

ARTICLE I

PURPOSE

     The purposes of the Zoetis Inc. 2013 Equity and Incentive Plan (as it may be amended, the “Plan”) are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and to provide an effective means to link pay to performance for such employees.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

          2.1 “Administrator” shall have the meaning provided in Section 12.1 hereof.

          2.2 “Affiliate” shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

          2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article IX), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.

          2.5 “Award Agreement” shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

          2.6 “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

          2.7 “Board” shall mean the Board of Directors of the Company.

          2.8 “Change in Capitalization” shall have the meaning provided in Section 3.2(a) hereof.

          2.9 “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

               (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

ZOETIS 2014 PROXY STATEMENT A-1

               (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (c) there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (1) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (2) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

               (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (1) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (2) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (ii) the consummation of the Distribution (as such term is defined in that certain Global Separation Agreement entered into between Pfizer Inc. and the Company).

For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

          2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended.

          2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.

          2.12 “Common Stock” shall mean the Class A common stock of the Company, par value $0.01 per share. 2.13 “Company” shall mean Zoetis Inc., a Delaware corporation, and any successor corporation.

          2.14 “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

          2.15 “Director” or “Non-Employee Director” shall mean a non-employee member of the Board, as constituted from time to time.

A-2 ZOETIS 2014 PROXY STATEMENT

          2.16 “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

          2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

          2.18 “Effective Date” shall mean January 28, 2013.

          2.19 “Eligible Individual” shall mean any natural person who is an Employee or a Non-Employee Director, as determined by the Administrator.

          2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.

          2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

          2.22 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

               (a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published by the National Daily Quotation Bureau;

               (c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.

          2.23 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

          2.24 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

          2.25 “Individual Award Limit” shall mean the cash and Share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

          2.26 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.

          2.27 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article VI hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

          2.28 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.4 hereof.

ZOETIS 2014 PROXY STATEMENT A-3

          2.29 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

          2.30 “Participant” shall mean an Eligible Individual who has been granted an Award.

          2.31 “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

          2.32 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

          2.33 “Performance Goals” shall mean the performance goals (and adjustments) established by the Committee for a Performance Period, based on one or more of the following criteria:

               (a) (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) sales-related goals; (xxv) customer satisfaction and/or growth; (xxvi) research and development achievements; (xxvii) financing and other capital raising transactions; (xxviii) capital expenditures, and (xxix) economic profit, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

               (b) Performance Goals may be expressed in terms of overall Company performance, or the performance of an Affiliate or one or more divisions, business units or product lines. In addition, such Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations or the performance of an index, survey or other benchmark.

               (c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

          2.34 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award. Notwithstanding the foregoing, in no event shall the Performance Period be less than one (1) year in duration.

A-4 ZOETIS 2014 PROXY STATEMENT

          2.35 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

          2.36 “Plan” shall have the meaning set forth in Article I.

          2.37 “Restricted Stock” shall mean an Award of Shares made under Article VII hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

          2.38 “Restricted Stock Unit” shall mean a contractual right awarded under Article VIII hereof to receive in cash or Shares the Fair Market Value of a Share of Common Stock.

          2.39 “Restriction Period” shall mean the period of time specified by the Administrator during which an Award of Restricted Stock shall be subject to restrictions.

          2.40 “Securities Act” shall mean the Securities Act of 1933, as amended.

          2.41 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

          2.42 “Shares” shall mean shares of Common Stock.

          2.43 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article X hereof.

          2.44 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

          2.45 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

          2.46 “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary or Affiliate of the Company) acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines.

          2.47 “Termination of Employment” shall mean, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

          2.48 “Vesting Period” shall mean the period of time before unrestricted Shares become non-forfeitable and issuable to a Participant pursuant to the applicable Award Agreement.

ZOETIS 2014 PROXY STATEMENT A-5

ARTICLE III

SHARES SUBJECT TO THE PLAN

          3.1 Number of Shares.

               (a) Subject to Section 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the “Share Limit”) shall be equal to 25,000,000 Shares. Notwithstanding the generality of the foregoing, subject to Sections 3.2 hereof, the maximum number of Shares available for issuance under the Plan with respect to Incentive Stock Options shall be the number of Shares that is equal to fifty percent (50%) of the Share Limit. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Option or Stock Appreciation Right awarded. Any Shares granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted in connection with such Award or by which the Award is valued by reference.

               (b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

          3.2 Adjustments.

               (a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan; provided, however, that the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator’s determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.

               (b) Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator. No action shall be taken under this Section 3.2(b) which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.

A-6 ZOETIS 2014 PROXY STATEMENT

          3.3 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 3.2, to the extent required to comply with Section 162(m):

               (a) the aggregate number of Shares subject to Options and Stock Appreciation Rights awarded to any one Participant during any calendar year may not exceed 1.5 million Shares;

               (b) the aggregate number of Shares subject to Awards other than Options and Stock Appreciation Rights (excluding Awards referenced in Section 3.3(c) below) awarded to any one Participant during any calendar year may not exceed 1.5 million Shares;

               (c) the aggregate amount of compensation to be paid to any one Participant in respect to all Awards that are intended to constitute Performance-Based Compensation denominated in cash in any calendar year is $10 million; and

               (d) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year shall not exceed $500,000.

ARTICLE IV

GRANTING OF AWARDS

          4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

          4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

          4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

          5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article V shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Goals but that do not satisfy the requirements of this Article V and that are not intended to qualify as Performance-Based Compensation.

          5.2 Payment of Performance-Based Awards. Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved. The achievement of each Performance Goal shall be (i) determined in accordance with Applicable Accounting Standards, to the extent applicable and (ii) for all Awards intended to qualify as Performance-Based Compensation, certified in accordance with the requirements of Section 162(m) of the Code.

ZOETIS 2014 PROXY STATEMENT A-7

          5.3 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. Determinations by the Committee in respect of all Awards intended to qualify as Performance-Based Compensation shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code, and payment in respect of such Awards may be decreased, but not increased, in the discretion of the Committee.

ARTICLE VI

OPTIONS

          6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

          6.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).

          6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

          6.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Award Agreement shall set forth the time period, including the time period following a Termination of Employment, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to a Termination of Employment.

          6.5 Option Vesting.

               (a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Employment; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

               (b) No portion of an Option which is unexercisable at a Participant’s Termination of Employment shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.

          6.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a Termination of Employment.

A-8 ZOETIS 2014 PROXY STATEMENT

          6.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

          6.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

          6.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Option, Shares issuable pursuant to the exercise of the Option), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator (including cashless exercise via a broker). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

          6.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.

ARTICLE VII

RESTRICTED STOCK

          7.1 Award of Restricted Stock.

               (a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

               (b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

               (c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a Termination of Employment.

          7.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3 hereof.

ZOETIS 2014 PROXY STATEMENT A-9

          7.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to restrictions and vesting requirements as set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as set forth in the Award Agreement, including, without limitation, criteria based on the Participant’s duration of employment or directorship with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

          7.4 Restriction Period. All Shares of Restricted Stock shall have a Restriction Period of not less than three (3) years, which may include pro-rata lapsing of restrictions thereon. Notwithstanding the foregoing, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan and any Awards made in respect of or in substitution for Pfizer Inc. equity awards, may contain no restrictions or be subject to a Restriction Period of less than three (3) years.

          7.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

          7.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE VIII

RESTRICTED STOCK UNITS

          8.1 Award of Restricted Stock Units.

               (a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each Award of Restricted Stock Units.

               (b) All Restricted Stock Units shall have a Vesting Period of not less than three (3) years, which may include pro-rata lapsing of restrictions thereon. Notwithstanding the foregoing, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan and any Awards made in respect of or in substitution for Pfizer Inc. equity awards, may contain no restrictions or be subject to a Vesting Period of less than three (3) years.

A-10 ZOETIS 2014 PROXY STATEMENT

               (c) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.

               (d) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a Termination of Employment.

               (e) On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

ARTICLE IX

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, OTHER INCENTIVE AWARDS

          9.1 Performance Awards.

               (a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation per Article V of this Plan. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the applicable Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both.

               (b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such cash bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article V hereof.

          9.2 Dividend Equivalents.

               (a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement. In addition, the Award Agreement may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions and/or performance goals, if any, are subsequently satisfied and the Award vests with respect to such Shares.

               (b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

          9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.

          9.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based

ZOETIS 2014 PROXY STATEMENT A-11

on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.

          9.5 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article IX, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law. The rights of Participants granted Performance Awards, Dividend Equivalents, or Other Incentive Awards upon Termination of Employment shall be set forth in the Award Agreement.

ARTICLE X

STOCK APPRECIATION RIGHTS

          10.1 Grant of Stock Appreciation Rights.

               (a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

               (b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

               (c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a Termination of Employment.

          10.2 Stock Appreciation Right Vesting.

               (a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 10.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest.

               (b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon Termination of Employment shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

          10.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 6.9 in respect of Options.

A-12 ZOETIS 2014 PROXY STATEMENT

          10.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period, including any time period following a Termination of Employment, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Employment, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a Termination of Employment.

ARTICLE XI

ADDITIONAL TERMS OF AWARDS

          11.1 Change in Control. Unless otherwise set forth in an Award Agreement, in the event of a Change in Control:

               (a) With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event the Participant incurs a Termination of Employment other than for “cause,” as defined in the applicable Award Agreement, during the 24-month period following such Change in Control, on the date of such Termination of Employment (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

               (b) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

               (c) For purposes of this Section 11.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity or in the case of an amalgamation, the amalgamated company or its parent.

               (d) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11.1 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 13.5.

          11.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the amount necessary to satisfy the minimum statutory withholding requirements.

          11.3 Transferability of Awards.

               (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

ZOETIS 2014 PROXY STATEMENT A-13

               (b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect;

               (c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution; and

               (d) Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Non-Qualified Stock Options and/or Shares issued in connection with an Option or a Stock Appreciation Right exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members.

          11.4 Conditions to Issuance of Shares.

               (a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.

               (b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

               (c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

               (d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

               (e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

          11.5 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: any proceeds, gains or other economic benefit must be paid to the Company, and the Award shall terminate and

A-14 ZOETIS 2014 PROXY STATEMENT

any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in the Award Agreement or (iii) the Participant incurs a Termination of Employment for “cause,” as defined in the applicable Award Agreement. In addition, all Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.

          11.6 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 below, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

          11.7 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee or Non-Employee Director, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.

ARTICLE XII

ADMINISTRATION

          12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.” Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.

          12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

          12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

               (a) Designate Eligible Individuals to receive Awards;

               (b) Determine the type or types of Awards to be granted to Eligible Individuals;

ZOETIS 2014 PROXY STATEMENT A-15

               (c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

               (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

               (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

               (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

               (g) Decide all other matters that must be determined in connection with an Award;

               (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

               (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

               (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

          12.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

          12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board, to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

          13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 11.6, or (vi) make other changes which require approval by the

A-16 ZOETIS 2014 PROXY STATEMENT

stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual’s rights under an outstanding Award unless such individual consents to the modification in writing.

          13.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

          13.3 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

          13.4 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

          13.5 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s Termination of Employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

          13.6 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.

          13.7 Foreign Employees and Foreign Law Considerations. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

          13.8 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

          13.9 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding

ZOETIS 2014 PROXY STATEMENT A-17

to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          13.10 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

          13.11 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

          13.12 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

          13.13 Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan’s termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.

A-18 ZOETIS 2014 PROXY STATEMENT

FOR ANIMALS. FOR HEALTH. FOR YOU.

ZOETIS DISCOVERS, DEVELOPS, MANUFACTURES AND COMMERCIALIZES A
DIVERSE PORTFOLIO OF ANIMAL HEALTH MEDICINES AND VACCINES DESIGNED
TO MEET THE REAL-WORLD NEEDS OF VETERINARIANS AND THE LIVESTOCK
FARMERS AND COMPANION ANIMAL OWNERS THEY SUPPORT.

zoetis.com

IMPORTANT 2014 ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Time, on May 13, 2014.

Vote by Internet Go to www.envisionreports.com/ZTS Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Zoetis 2014 Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 4 and 5 and every 1 YR for Proposal 3.
1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gregory Norden	☐	☐	☐	02 - Louise M. Parent	☐	☐	☐	03 - Robert W. Scully	☐	☐	☐

		For	Against	Abstain
2.	Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐

		For	Against	Abstain
4.	Approval of the Zoetis Inc. 2013 Equity and Incentive Plan.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
3.	Frequency of Say on Pay - An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain
5.	Proposal to ratify KPMG LLP as our independent public accounting firm for 2014.		☐	☐	☐

Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Zoetis Inc.

Notice of 2014 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2014

Michael B. McCallister, Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 13, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5 and every 1 YR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)